Exhibit 10.2

HC2 BROADCASTING HOLDINGS LLC

a Delaware Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of September 2, 2026
THE UNITS AND OTHER MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS, OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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HC2 BROADCASTING HOLDINGS LLC
LIMITED LIABILITY COMPANY AGREEMENT
This LIMITED LIABILITY COMPANY AGREEMENT (as it may be amended, modified or supplemented from time to time in accordance with the terms hereof, this “Agreement”), dated as of September 2, 2026, is entered into by and among HC2 Broadcasting Holdings LLC, a Delaware limited liability company (the “Company”), the Initial Unitholders, and any other Person who may from time to time become party hereto as a Unitholder.
RECITALS
WHEREAS, the Company, HC2 Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), CONX Corp., a Nevada corporation (“CONX”), and HC2 Broadcasting Holdco, LLC, a Delaware limited liability company (“HC2 Holdco”), entered into that certain Agreement and Plan of Merger, dated as of May 29, 2026 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into the Company (the “Merger”), and the Company survived the Merger;
WHEREAS, on June 25, 2026, CONX contributed all of its interests in Merger Sub to CONX Broadcast Group, LLC, a Colorado limited liability company and a wholly-owned subsidiary of CONX (“CONX Broadcast”);
WHEREAS, following the consummation of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), which occurred on September 1, 2026 (the “Closing Date”), and in accordance with Section 1.09 of the Merger Agreement, the Company was converted into a Delaware limited liability company (the “LLC Conversion”) by the filing of the Certificate of Conversion and the Certificate of Formation with the Secretary of State of the State of Delaware and the adoption of this Agreement; and
WHEREAS, the parties hereto agree that the membership in and management of the Company shall be governed by the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
Capitalized terms used but not otherwise defined herein shall have the following meanings:
“Additional Securities” has the meaning set forth in Section 3.4(a).
“Additional Unitholder” means a Person admitted to the Company as a Unitholder pursuant to Section 11.2.

“Adjusted Price” equals the Fair Market Value of such Units or other Equity Securities multiplied by the Dilution Ratio.
“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise; provided that, for the purposes of this Agreement, (a) the Company and its Subsidiaries shall not be considered Affiliates of the Innovate Group, CONX or their respective Affiliates, and (b) EchoStar shall not be considered an Affiliate of CONX, the Company or their respective Affiliates.
“Agreement” has the meaning set forth in the Preamble.
“Available Cash” means all cash funds or other property of the Company reasonably determined by the Board to be available for distribution to Unitholders and that is permitted to be distributed in compliance with the Equity Agreements and the Delaware Act or other applicable Law and taking into account reserves, as reasonably determined by the Board.
“Board” has the meaning set forth in Section 5.1(b)(i).
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required to close.
“Business Opportunity” has the meaning set forth in Section 6.5(a).
“Business Opportunity Notice” has the meaning set forth in Section 6.5(a).
“Capital Call” has the meaning set forth in Section 3.5(a).
“Capital Call Notice” has the meaning set forth in Section 3.5(a).
“Capital Call Share” has the meaning set forth in Section 3.5(a).
“Capital Contribution” means, with respect to any Unitholder, the amount of cash and the initial book value of any property (other than cash) contributed or deemed contributed to the Company by such Unitholder. Any reference in this Agreement to the Capital Contribution of a Unitholder shall include a Capital Contribution of such Unitholder’s predecessors-in-interest to the extent the Capital Contribution was made in respect of Membership Interests transferred to such Unitholder.
“Certificate of Formation” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware.
“Certificated Securities” has the meaning set forth in Section 3.1(a).
“Certificates” means (a) the Certificate of Formation and (b) the Company’s Certificate of Conversion as filed with the Secretary of State of the State of Delaware.

“Closing” has the meaning set forth in the Recitals.
“Closing Date” has the meaning set forth in the Recitals.
“Committee” has the meaning set forth in Section 5.4(a).
“Common Unit” means a Unit representing a Membership Interest and having the powers, preferences, rights and obligations specified with respect to the Common Units in this Agreement.
“Common Units” means the common units of the Company that may be issued and outstanding at any time of determination.
“Company” has the meaning set forth in the Preamble.
“Competing Business” has the meaning set forth in Section 5.7(b).
“Confidential Information” has the meaning set forth in Section 6.7.
“control” has the meaning set forth in the definition of “Affiliate.”
“Conversion” has the meaning set forth in Section 15.1.
“CONX” has the meaning set forth in the Recitals.
“CONX Broadcast” has the meaning set forth in the Recitals.
“CONX Charter” means the Amended and Restated Articles of Incorporation of CONX Corp., filed in the office of the Secretary of State of the state of Nevada on October 29, 2020, as amended, as the same may from time to time be amended, restated or amended and restated in accordance with its terms.
“CONX Director” has the meaning set forth in Section 5.2(a)(i).
“CONX Director Votes” has the meaning set forth in Section 5.3(a).
“CONX Equity” means:
(a) the Common Units acquired by the CONX Investor on or prior to the date of this Agreement;
(b) any Common Units thereafter issued to or otherwise acquired by the CONX Investor from time to time; and
(c) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (a) or (b) above by way of dividend, distribution, split or combination or in connection with any recapitalization, merger, consolidation, or other reorganization.

As to any particular securities constituting CONX Equity, such securities shall cease to be CONX Equity when they cease to be held by the CONX Investor.
“CONX Investor” means CONX Broadcast or any Affiliate of CONX Broadcast that at any time acquires Units and executes a joinder to this Agreement or otherwise becomes bound by the provisions hereof.
“Co-Sale Notice” has the meaning set forth in Section 12.1.
“Covered Person” has the meaning set forth in Section 5.5(a).
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq., as it may be amended from time to time, and any successor statute to the Delaware Act.
“Dilution Ratio” is a ratio equal to (a)(i) the number of Units or other Equity Securities outstanding immediately prior to the issuance of Units or other Equity Securities pursuant to the applicable Capital Call plus (ii) the number of Units or other Equity Securities that would have been issued pursuant to such Capital Call if the aggregate consideration received by the Company in respect of the Units or other Equity Securities actually issued pursuant to such Capital Call had been issued at the Fair Market Value divided by (b)(i) the number of Units or other Equity Securities outstanding immediately prior to the issuance of Units pursuant to the applicable Capital Call plus (ii) the aggregate number of Units or other Equity Securities actually issued pursuant to such Capital Call.
“Directors” has the meaning set forth in Section 5.1(b)(i).
“Disqualified Designee” means any Person who is prohibited by applicable Law from serving as a Director (including under the Clayton Act).
“Distribution” means each distribution made by the Company to a Unitholder in respect of such Unitholder’s Membership Interest, whether in cash, property or securities of the Company and whether by liquidating distribution, redemption, repurchase, or otherwise; provided that none of the following shall be deemed a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Unitholders, or any exchange or conversion of securities of the Company and (b) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.
“Drag Releasees” has the meaning set forth in Section 13.2.
“Drag-Along Right” has the meaning set forth in Section 13.1.
“Drag-Along Sale” has the meaning set forth in Section 13.1.
“Drag-Along Sale Notice” has the meaning set forth in Section 13.1.
“Dragged Unitholder” has the meaning set forth in Section 13.1.

“EchoStar” means EchoStar Corporation, a Nevada corporation, and any successor thereof.
“EchoStar Option” means that certain letter agreement, dated as of May 29, 2026, by and among CONX, EchoStar and Innovate Corp.
“Eligible Unitholder” has the meaning set forth in Section 14.1(a).
“Equity Agreements” means this Agreement, the Merger Agreement, the Purchase Option Agreement, the EchoStar Option and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Unitholder in connection with the transactions contemplated hereby or thereby.
“Equity Securities” means:
(a) Units or other equity interests in the Company or a corporate successor (including other classes or groups thereof having such relative powers, preferences, rights and obligations as may from time to time be established by the Board, including powers, preferences, rights and obligations senior to existing classes and groups of Units and other equity interests in the Company);
(b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units or other equity interests in the Company or a corporate successor; and
(c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or a corporate successor.
“Fair Market Value” has the meaning set forth in Section 19.2.
“FCC” means the United States Federal Communications Commission, including a bureau or office thereof acting under delegated authority, and any substitute or successor entity thereto.
“FCC Authorizations” means any license, permit, approval or authorization issued to the Licensees by the FCC.
“FCC Consents” means all consents, approvals and authorizations of the FCC required under the Communications Act of 1934, FCC Rules, or other applicable Legal Requirements, in connection with the consummation of the transactions, including consent to the assignment or transfer of control of any FCC Authorizations held by the Company or any of its Subsidiaries.
“FCC Rules” means the rules set forth in Title 47 of the Code of Federal Regulations, published FCC policies and published FCC decisions.
“Final Distribution” has the meaning set forth in Section 18.2.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31.
“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.2.
“Governmental Entity” means any federal, state, local or foreign government or any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, in each case, of competent jurisdiction.
“Independent Appraiser” has the meaning set forth in Section 3.5(a).
“Independent Director” shall mean any Director who is appointed to the Board by the CONX Investor who is not an employee or officer of CONX or any of its Affiliates or EchoStar or any of its Affiliates, and is designated by the CONX Investor as an “Independent Director.” For the avoidance of doubt, an Independent Director shall not be a CONX Director.
“Initial Unitholders” means the Persons listed on Schedule A attached hereto (or on file with the Company) as of the date hereof (and identified thereon as Unitholders), all of whom have been admitted as Unitholders of the Company.
“Innovate Director” has the meaning set forth in Section 5.2(a)(ii).
“Innovate Group” means Innovate Corp., a Delaware corporation, and its Subsidiaries.
“Innovate Investor” means HC2 Holdco.
“Innovate Parent” means Innovate Corp., a Delaware corporation.
“IRS” means the Internal Revenue Service or any successor bureau or agency thereof.
“Law” means any law, statute, ordinance, common law, decision, legal requirement, rule or regulation enacted, adopted, issued or promulgated by a Governmental Entity.
“Liens” means any pledge, lien, charge, mortgage, security interest or similar encumbrance (other than non-exclusive licenses under intellectual property).
“LLC Conversion” has the meaning set forth in the Recitals.
“Member of the Immediate Family” means, with respect to any Unitholder who is a natural person, each parent, spouse or child of such individual and each custodian or guardian of any property of one or more of such Persons in his or her capacity as such custodian or guardian.
“Membership Interest” means the interest of the Unitholders in the Company, including rights in Distributions, and the right of any Unitholder to any and all of the benefits to which such Unitholder may be entitled as provided in this Agreement and in the Delaware Act, together with the obligations of such Unitholder to comply with all the provisions of this Agreement and of the Delaware Act.
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Recitals.
“Merger Sub” has the meaning set forth in the Recitals.
“New Securities” has the meaning set forth in Section 14.1(c).
“Non-Compete Parties” has the meaning set forth in Section 5.7(a).
“Non-Subscribing Unitholder” has the meaning set forth in Section 3.5(b).
“Notice of Disagreement” has the meaning set forth in Section 3.5(a).
“Offering Period” has the meaning set forth in Section 14.2.
“Officers” means each person designated as an officer of the Company to whom authority and duties have been delegated pursuant to Section 5.6 and any resolution of the Board appointing such person as an officer or relating to such appointment.
“Order” means any decision or award, decree, injunction, judgment, order, stipulation, ruling or writ of any arbitrator, mediator or Governmental Entity.
“Original Amount” means the number of Common Units owned by the CONX Investor or the Innovate Investor, as applicable, immediately following the LLC Conversion (as equitably adjusted for any Unit splits, reverse splits, recapitalizations or similar transactions that may occur following the date of this Agreement).
“Other Business” has the meaning set forth in Section 6.5.
“Percentage Interest” means, with respect to any Unitholder as of any time of determination, the percentage determined by dividing (a) the aggregate number of Common Units held by such Unitholder, together with, to the extent provided in the applicable terms thereof, any other Equity Securities held by such Unitholder that are then convertible into or exercisable or exchangeable for Common Units (or that otherwise participate with the Common Units on an as-converted basis), by (b) the aggregate number of Common Units outstanding at such time, together with all other Equity Securities then outstanding that are convertible into or exercisable or exchangeable for Common Units (or that otherwise participate with the Common Units on an as-converted basis), in each case determined on a fully diluted and as-converted basis and without duplication, unless otherwise expressly provided in this Agreement.
“Permitted Transferee” has the meaning set forth in Section 10.1(a)(v).

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, company (including any joint stock company), trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Entity (or any department, agency, or political subdivision thereof).
“Preemptive Election Notice” has the meaning set forth in Section 14.2.
“Preemptive Rights Notice” has the meaning set forth in Section 14.1(a).
“Preemptive Share” has the meaning set forth in Section 14.1(a).
“Pro Rata Share” has the meaning set forth in Section 12.1.
“Proceeding” has the meaning set forth in Section 7.2.
“Public Offering” means an initial public offering, direct listing or de-SPAC transaction (including a merger, business combination or similar transaction with a special purpose acquisition company) in respect of a class of Units or common equity securities of the Company, which in accordance with Article 15 may be converted into a corporation (or other successor) for such purpose (or using a similar structure), that results in such common equity securities of the Company or such corporation being registered under the Securities Act and listed on the New York Stock Exchange, the Nasdaq Stock Market, any other established securities exchange or market or any successor to any of the foregoing.
“Public Sale” means any sale of Unitholder Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market-maker after a Public Offering.
“Purchase Option Agreement” means that certain option agreement, dated as of May 29, 2026, by and among CONX, Merger Sub, Innovate Corp. and HC2 Holdco.
“Redomiciliation” has the meaning set forth in Section 2.10(a).
“Redomiciliation Releasors” has the meaning set forth in Section 2.10(e).
“Related Party Agreement” has the meaning set forth in Section 5.3(h)(v).
“Required Interest” means, at any particular time, a majority of the CONX Equity then outstanding; provided that, if the CONX Investor fails to hold at least 25% of its Original Amount, “Required Interest” shall mean a majority of all Common Units then outstanding.
“Restricted Employees” has the meaning set forth in Section 5.7(a).
“Restricted Period” means the period commencing on the Closing Date and ending three years after the Innovate Investor ceases to hold any Units.
“ROFO Acceptance Notice” has the meaning set forth in Section 16.1(a).

“ROFO Acceptance Period” has the meaning set forth in Section 16.1(a).
“ROFO Negotiation Period” has the meaning set forth in Section 16.1(c).
“ROFO Offer Price” has the meaning set forth in Section 16.1(a).
“ROFO Sale” has the meaning set forth in Section 16.1(a).
“ROFO Sale Notice” has the meaning set forth in Section 16.1(a).
“ROFO Selling Unitholder” has the meaning set forth in Section 16.1(a).
“ROFO SPA” has the meaning set forth in Section 16.1(c).
“ROFO Unitholder” has the meaning set forth in Section 16.1(a).
“ROFO Units” has the meaning set forth in Section 16.1(a).
“Rule 501” has the meaning set forth in Section 13.8.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.
“Spousal Consent” has the meaning set forth in Section 20.23.
“Stations” means the full power television stations, Class A television stations, and low power television stations associated with the FCC Authorizations.
“Subsequent Meeting” has the meaning set forth in Section 5.3(a).
“Subsidiary” of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) at the time of determination (a) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock or other equity interests of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) more than 50% of the beneficial interest in such trust or estate, is directly or indirectly owned by such Person.
“Substituted Unitholder” means a Person that is admitted as a Unitholder of the Company pursuant to Section 11.1.
“Suspended Meeting” has the meaning set forth in Section 5.3(a).

“Tag Sale” has the meaning set forth in Section 12.1.
“Tag Sale Notice” has the meaning set forth in Section 12.1.
“Tag Selling Unitholder” has the meaning set forth in Section 12.1.
“Tag-Along Unitholders” has the meaning set forth in Section 12.1.
“Transfer” means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including by operation of Law and voluntarily or involuntarily) or the acts thereof, including by means of the Transfer of an interest in a Person that directly or indirectly holds the object subject to any such Transfer, but explicitly excluding (a) conversions or exchanges with the Company of one class of Unit or Unitholder Security to or for another class of Unit or Unitholder Security, (b) with respect to the CONX Investor, any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of security interest or other direct or indirect disposition of any interest in CONX, CONX Broadcast (or any successor entity) and (c) with respect to the Innovate Investor, any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of security interest or other direct or indirect disposition of any interest in Innovate Corp. (or any successor entity); provided that, solely for purposes of Article 16, clauses (b) and (c) shall not apply to any direct or indirect change of control of any holder of Unitholder Securities or any intermediate entity through which Unitholder Securities are held (other than, in each case, a publicly traded parent entity). The terms “Transferee,” “Transferred,” “Transferor” and other forms of the word “Transfer” shall have correlative meanings.
“Unit” means a Membership Interest of a Unitholder in the Company representing a fractional part of the Membership Interests of all Unitholders and shall include Common Units; provided that any class or group of Units issued shall have relative rights, powers, and duties set forth in this Agreement and the Membership Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers, and duties set forth in this Agreement.
“Unitholder” means (a) each Initial Unitholder and (b) any person admitted to the Company as an Additional Unitholder or Substituted Unitholder, but in each case only for so long as such person has complied with the requirements to qualify as a Unitholder in accordance with the terms of this Agreement and the Delaware Act and continues to hold at least one Unit. The Unitholders shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.
“Unitholder Securities” means any of the following held by any Unitholder:
(a) any Common Units or other equity interests in the Company or any successor thereto;
(b) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, Common Units or other equity interests in the Company or any successor thereto, whether or not then exercisable or convertible;

(c) any other securities which are convertible into or exchangeable for, directly or indirectly, Common Units or other equity interests in the Company or any successor thereto, whether or not then convertible or exchangeable; and
(d) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (a) through (c) above by way of dividend, distribution, split or combination or in connection with any recapitalization, merger, consolidation, or other reorganization.
ARTICLE 2
ORGANIZATIONAL MATTERS
Section 2.1    Formation. The Company was formed under the Delaware Act pursuant to the Certificates filed with the Secretary of State of the State of Delaware on September 2, 2026, and shall be continued in accordance with this Agreement. The Unitholders desire to continue the Company for the purposes and upon the terms and subject to the conditions set forth in this Agreement.
Section 2.2    The Certificate, Etc. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate of Formation, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation, operation and termination of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business. This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Unitholders shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Unitholders are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.
Section 2.3    Name. The name of the Company shall be “HC2 Broadcasting Holdings LLC” or such name as the Board in its sole discretion may determine at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.
Section 2.4    Purpose; Powers. Subject to the limitations contained elsewhere in this Agreement, the purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act and any and all activities necessary, advisable, convenient or incidental thereto, as may be determined by the Board from time to time. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by applicable Law. Subject to the provisions of (a) this Agreement, (b) to the extent not contemplated by this Agreement, applicable Law, and (c) the other agreements contemplated hereby and thereby, to the fullest extent permitted by applicable Law, (i) the Company may, with the approval of the Board, enter into and perform under any and all documents, agreements and instruments, all without any further act, vote or approval of any Unitholder, and (ii) the Board may authorize any Person (including any Unitholder or Officer) to enter into and perform under any document, agreement or instrument on behalf of the Company. Subject to the provisions of this Agreement and the other agreements contemplated hereby and thereby, including Section 3.2, to the fullest extent permitted by applicable Law, the Company may, with the approval of the Board and without the need for any further act, vote or approval of any Unitholder, merge with, or consolidate into, a limited partnership, another limited liability company, a corporation or other business entity, regardless of whether the Company or such other entity is the survivor. If a merger is used as a means of effecting the intent of Article 15, then the provisions of such Section shall apply to such transaction.
Section 2.5    No State-Law Partnership. The Unitholders do not intend that the Company be a partnership (including a limited partnership) or joint venture or that any Unitholder or Officer be a partner or joint venturer of any other Unitholder or Officer for any purposes. All property of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity. A Unitholder has no interest in such Company property or any portion thereof by virtue of being a “member” under the Delaware Act.
Section 2.6    Foreign Qualification. The Board shall have the right to cause the Company to be qualified or registered in any jurisdiction where required by applicable Law. The Board shall cause to be executed, delivered and filed any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may conduct business.
Section 2.7    Principal Office; Registered Office; Registered Agent. The principal office of the Company shall be located at such place as the Board may from time to time designate in the manner provided by applicable Law. The Company may maintain offices at such other place or places as the Board deems advisable. Notification of any change in the location of the Company’s principal office shall be given to all Unitholders. The registered office of the Company required by applicable Law to be maintained in the Company’s jurisdiction of formation shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable Law. The registered agent of the Company for service of process on the Company in the Company’s jurisdiction of formation shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Board may designate from time to time in the manner provided by applicable Law.
Section 2.8    Operation of Company as a Separate Enterprise. The Company shall, consistent with the terms of this Agreement, conduct its business and operations to maintain its status as a separate legal entity apart from that of any other Person, including any of the Unitholders and any Affiliates of any of the Unitholders, including by (a) not allowing funds or other assets of the Company to be commingled with the funds or other assets of, owned by or registered in the name of, any other Person (other than its Subsidiaries in customary cash pooling or similar arrangements), (b) maintaining books, bank accounts and financial records of the Company separate from those of any other Person, (c) observing customary procedures and formalities and (d) causing the Company to conduct its dealings with third parties in its own name and in all respects hold itself out as a separate and independent legal entity.

Section 2.9    Term. The term of the Company commenced upon the filing of the Certificates and shall continue in existence until termination and dissolution thereof in accordance with the provisions of Article 18.
Section 2.10    Redomiciliation.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, the CONX Investor shall have the right, but not the obligation, to cause the Company’s jurisdiction of formation to be changed from the State of Delaware to the State of Nevada or the State of Colorado (any such transaction, a “Redomiciliation”).
(b)    In connection with a Redomiciliation, the CONX Investor is hereby authorized on behalf of the Company to prepare, execute and file (or cause to be prepared, executed and filed) any plan of conversion, plan of domestication, certificate of conversion, certificate of domestication, articles of organization, operating agreement or other certificate, agreement, instrument or filing, in each case, as the CONX Investor determines to be necessary or appropriate to effectuate any such Redomiciliation; provided that, any such document shall comply with Section 2.10(d).
(c)    In connection with any Redomiciliation each other Unitholder shall, and shall cause its Affiliates to, execute and deliver such instruments, certificates, consents and other documents and take such other actions as may be reasonably requested by the CONX Investor or the Company to effectuate any such Redomiciliation, including executing any amended and restated limited liability company agreement or other governing document of the Company required in connection with the Redomiciliation; provided that, any such governing document shall comply with Section 2.10(d).
(d)    Other than changes required by Law, including as a result of any change in jurisdiction, the respective economic, governance and other substantive rights and obligations of the Unitholders and the Company expressly set forth in this Agreement immediately prior to the effectiveness of the Redomiciliation shall not be amended, modified, waived or otherwise changed in a manner adverse to any Unitholder as a result of the Redomiciliation.
(e)    Each Unitholder, on behalf of itself and each of its controlled Affiliates and each of their respective successors and assigns (the “Redomiciliation Releasors”), hereby expressly, irrevocably and unconditionally (i) releases and forever discharges CONX, the CONX Investor or any of their respective Affiliates or representatives from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute, which such Unitholder or any of its successors or assigns ever had, now has or may have arising out of, relating to or accruing from any Redomiciliation and (ii) agrees that it shall not, and shall cause each of the foregoing not to, directly or indirectly, commence or assert any claim of the type described in this Section 2.10(e) against the Company, the CONX Investor or any of their respective Affiliates or representatives arising out of the Redomiciliation; provided that, nothing contained in this Section 2.10(e) shall release, limit, waive or discharge the rights of any Person with respect to fraud, any breach of Section 2.10(d) or such Person’s rights under the Equity Agreements. Each Redomiciliation Releasor on behalf of itself and each of the other Redomiciliation Releasors, hereby waives the benefits of, and any rights that such Redomiciliation Releasor may have under, applicable Law regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 2.10(e).
(f)    Effective upon any Redomiciliation, each Membership Interest shall automatically continue as an equivalent equity interest in the Company following the Redomiciliation, subject only to such changes as are required by applicable Law or are necessary to reflect the change in jurisdiction of formation.
ARTICLE 3
UNITS
Section 3.1    Unitholders.
(a)    Capital Contributions. Each Unitholder named on Schedule A attached hereto or on file with the Company (or such Person’s predecessor-in-interest) has made (or has been deemed to have made) Capital Contributions to the Company as set forth on Schedule A in exchange for the Units specified thereon. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time, and such Schedule A may be updated and amended from time to time by the Board in good faith without requiring any further action by any Unitholder to reflect changes in the information thereon that occur pursuant to, and in compliance with, this Agreement. Each Person listed on Schedule A upon (i) such Person’s execution of this Agreement or a counterpart thereto and (ii) receipt (or deemed receipt) by the Company of such Person’s Capital Contribution, if any, as set forth on Schedule A, is hereby or was, as applicable, admitted to the Company as a Unitholder of the Company with respect to the Units specified opposite such Person’s name on Schedule A. Each Unitholder’s Membership Interest shall be represented by the Units owned by such Unitholder pursuant to the terms of this Agreement. The ownership of Units shall entitle each Unitholder to distributions of cash and other property as set forth in Article 4 hereof. Each Unit shall constitute and remain a “security” within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the jurisdiction of formation of the Company. The Board may in its discretion issue to any Unitholder and, at the request of the CONX Investor in respect of Units held by the CONX Investor or its Affiliates or the Innovate Investor in respect of Units held by the Innovate Investor or its Affiliates, the Board shall cause the Company to issue to such Unitholder, certificates representing the Units (“Certificated Securities”) held by such Unitholder.
(b)    Representations and Warranties of Unitholders. Each Unitholder hereby represents and warrants to the Company and acknowledges that:
(i)    such Unitholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto;

(ii)    such Unitholder is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Board may reasonably request;
(iii)    such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of such Unitholder’s investment in the Company and has had answered to such Unitholder’s satisfaction any and all questions regarding such information;
(iv)    such Unitholder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time (including the risk of loss of its entire investment);
(v)    such Unitholder is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution thereof;
(vi)    the Membership Interests and Units have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws, or an exemption from registration or qualification requirements is available under applicable securities Laws, and the provisions of this Agreement have been complied with;
(vii)    any attempt to Transfer, or offer to Transfer, any Unitholder Securities or Membership Interests without complying with this Agreement shall be void and of no effect ab initio;
(viii)    to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder and do not require such Unitholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any Law or regulation applicable to such Unitholder or other governing documents or any agreement or instrument to which such Unitholder is a party or by which such Unitholder is bound or any Order, judgment, award, writ, injunction or decree applicable to the Unitholder’s properties or assets;
(ix)    the determination of such Unitholder to purchase interests in the Company has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase, which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder;
(x)    the interests in the Company were not offered to such Unitholder by means of general solicitation or general advertising;
(xi)    such Unitholder has carefully reviewed the terms of this Agreement and has evaluated the restrictions and obligations contained herein;
(xii)    if such Unitholder is a natural person and married, he or she has delivered a Spousal Consent; and

(xiii)    this Agreement is valid, binding and enforceable against such Unitholder in accordance with its terms, except as enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect, or (B) the exercise by courts of equity powers.
(c)    No Liability of Unitholders.
(i)    No Liability.
(A)    Except as otherwise required by applicable Law and as expressly set forth in this Agreement, no Unitholder shall have any personal liability whatsoever in such Unitholder’s capacity as a Unitholder, whether to the Company, to any of the other Unitholders, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company, any Subsidiary thereof or any other Unitholder, in each case solely by reason of being a Unitholder or holding a Membership Interest. Each Unitholder shall be liable only to make such Unitholder’s Capital Contribution to the Company and the other payments provided expressly herein. No Unitholder shall be required to make any additional Capital Contributions to the Company. A Unitholder may make additional Capital Contributions to the Company only with the prior approval of the Board and in accordance with this Agreement.
(ii)    Distribution. In accordance with the Delaware Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Unitholders that no distribution to any Unitholder pursuant to Article 4 hereof shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Unitholder shall be deemed to be a compromise within the meaning of the Delaware Act, and the Unitholder receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Unitholder and not of any other Unitholder.
Section 3.2    Voting and Consent Rights; Unitholder Meetings.
(a)    Voting of Unitholders. To the fullest extent permitted by applicable Law, the holders of Units, other than the holders of those Common Units comprising the Required Interest, shall not be entitled to a vote in respect of any such Units on any matters submitted to or required to be submitted to the Unitholders (provided that, the foregoing shall not waive any requirement to obtain approval or consent from any Unitholder or the Innovate Director to the extent otherwise specifically provided in this Agreement, including Section 5.3(h), Section 20.2 and Article 13). Subject to the foregoing proviso and to the fullest extent permitted by applicable Law, (i) all matters required to be voted on by the Unitholders pursuant to this Agreement shall only require the vote of Unitholders holding the Required Interest, (ii) a quorum shall be present at a meeting of Unitholders if Unitholders holding the Required Interest are represented at the meeting in person or by proxy and

(iii) the affirmative vote of the Unitholders holding the Required Interest at a meeting of Unitholders at which a quorum is present shall be the act of the Unitholders. Without limiting the foregoing, to the extent that a vote of Unitholders is required by applicable Law and the foregoing waiver of voting rights in the first two sentences of this Section 3.2(a) is not effective, with respect to any matter for which the affirmative vote of the holders of a class or specified portion of Units entitled to vote is so required, (A) a quorum shall be present at a meeting of Unitholders if Unitholders holding the majority of Units of such class or specified portion of a class entitled to vote are represented at the meeting in person or by proxy, (B) when a quorum is present, the affirmative vote of a majority of such class or specified portion of a class of Unitholders entitled to vote and present in person or by proxy at such meeting of Unitholders shall be the act of such class or specified portion of a class of Unitholders and (C) except as otherwise specifically required by applicable Law, on each such matter on which a vote or approval of any class or specified portion of a class of Unitholders is required, each Unit of such class or specified portion of a class of Unitholders shall be entitled to one vote per Unit. There shall be no cumulative voting.
(b)    Place. All meetings of the Unitholders shall be held at the principal place of business of the Company or at such other place within or without the Company’s jurisdiction of formation as shall be specified or fixed in the notices or waivers of notice thereof. Unitholders may participate in any such meeting by means of video or telephone conference or similar forms of communication that enable all Persons participating in the meeting to hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(c)    Adjournment. Notwithstanding the other provisions of the Certificate of Formation or this Agreement, the chairperson of the meeting shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Unitholders, the time and place for the resumption of such meeting shall be determined by a vote of the Unitholders holding the Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called, so long as a quorum is present.
(d)    Meetings. Meetings of the Unitholders for any proper purpose or purposes may be called at any time only by the Board or any CONX Director.
(e)    Notice. A written or printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered to each Unitholder entitled to vote at such meeting by or at the direction of the Board or any CONX Director calling the meeting, not less than three nor more than thirty days before the date of the meeting in accordance with Section 20.12 of this Agreement. Presence at a meeting by a Unitholder shall constitute a waiver of any deficiency of notice, except when a Unitholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

(f)    Record Date. Unless otherwise determined by the Board, the date on which notice of a meeting of Unitholders is mailed (by e-mail or otherwise) shall be the record date for the determination of any Unitholders entitled to notice of or to vote at such meeting (including any adjournment thereof).
(g)    Proxies. A Unitholder may vote either in person or by proxy executed in writing by the Unitholder. An electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document executed by the Unitholder shall be treated as an execution in writing for purposes of this Section 3.2(g). Proxies for use at any meeting of Unitholders or in connection with the taking of any action by written consent pursuant to Section 3.3 shall be filed with the Secretary of the Company, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the Company, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.
(h)    Conduct of Unitholder Meetings. All meetings of the Unitholders shall be presided over by the chairperson of the meeting, who shall be designated by the Directors present at such meeting. Subject to any procedural rules adopted by the Board, the chairperson of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.
Section 3.3    Action of Unitholders by Written Consent.
(a)    Written Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of Unitholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Unitholder or Unitholders holding not less than the minimum number of Units that would be necessary to take such action at a meeting at which all Unitholders entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Unitholder who signs the consent. An electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document signed by a Unitholder shall be regarded as signed by the Unitholder for purposes of this Section 3.3(a). Prompt notice of the taking of any action by Unitholders without a meeting by less than unanimous written consent shall be given to those Unitholders who did not consent in writing to the action.

(b)    Record Date for Written Consent in Lieu of Meeting. The record date for determining Unitholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company.
Section 3.4    Issuance of Additional Units and Interests.
(a)    Subject to compliance with the provisions of this Agreement and the other Equity Agreements, the Board shall have the right to cause the Company to issue or sell to any Person (including Unitholders and Affiliates) any of the following (which for purposes of this Agreement shall be “Additional Securities”): (i) additional Units or other Membership Interests (including other classes or series thereof having different powers, preferences, rights and obligations as may from time to time be established by the Board), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other Membership Interests and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or Membership Interests. Subject to compliance with the provisions of this Agreement and the other Equity Agreements, the Board shall determine the rights, powers, preferences and obligations governing the issuance of such Additional Securities, including the number and designation of such Additional Securities, the preference (with respect to distributions, liquidations, or otherwise) over any other Units and any required or deemed contributions in connection therewith. Subject to the foregoing, the Board shall have the right and authority to amend this Agreement to reflect the creation of additional classes or series of Units without requiring any further action by the Unitholders. Any Person who acquires Units in accordance with the terms of this Agreement may be admitted to the Company as a Unitholder pursuant to the terms of Section 11.2 hereof. All Units issued pursuant to the terms of this Agreement shall be validly issued and, unless otherwise determined at the time of issuance, fully paid.
(b)    If any Person acquires Additional Securities from the Company pursuant to Section 3.4(a) or other interests in the Company or is admitted to the Company as an Additional Unitholder pursuant to Section 11.2, Schedule A shall be amended to reflect such additional issuance and/or Unitholder, as the case may be, without requiring any further approval or consent of any Unitholder.
Section 3.5    Capital Calls.
(a)    The Board may request that Unitholders make additional Capital Contributions to the Company or any of its Subsidiaries at any time and from time to time in an amount as determined by the Board (each, a “Capital Call”). In the event that the Board makes a Capital Call, the Board shall provide written notice (a “Capital Call Notice”) to each applicable Unitholder specifying (i) the aggregate amount of additional capital being called (the “Capital Requirement”), (ii) such Unitholder’s pro rata share thereof (in accordance with such Unitholder’s Percentage Interest) (such Unitholder’s share, their “Capital Call Share”), (iii) the date (which shall be at least 10 Business Days following the date of the Capital Call Notice, but may be extended upon the delivery of a Notice of Disagreement pursuant to this Section 3.5(a) for such amount of time as may be reasonably necessary to permit the determination of Fair Market Value) by which the Company must receive such additional capital or funds and (iv) the purchase price per Unit or other Unitholder Security issued pursuant to any Capital Call, which shall be equal to the lesser of (A) the cost basis of the CONX Investor and the Innovate Investor on a per Unit basis as of the date of this Agreement and (B) the Fair Market Value of such Units or other Unitholder Securities as determined by the Board in good faith; provided that, if either the CONX Investor or the Innovate Investor delivers written notice within five Business Days of the receipt of the Capital Call Notice of their objection to the Fair Market Value (a “Notice of Disagreement”), then the Board, the CONX Investor and the Innovate Investor shall work in good faith to mutually agree to such Fair Market Value; provided, further, that if the Board, the CONX Investor and the Innovate Investor are unable to agree to such Fair Market Value within 15 Business Days following the Board’s receipt of the notice of objection, then the Fair Market Value will be determined, in accordance with this Agreement, by an independent appraiser or other valuation expert of national recognition (the “Independent Appraiser”) selected by the Board and reasonably acceptable to each of the CONX Investor and the Innovate Investor.
(i)    The Independent Appraiser’s determination of the Fair Market Value shall, absent manifest error or fraud, be final and binding on the parties and enforcement thereof shall be subject to the provisions of this Agreement, including Section 20.4 and Section 20.9(f). Each of the Company, the CONX Investor and the Innovate Investor shall pay its own costs and expenses incurred in connection with this Section 3.5 and the costs of the Independent Appraiser shall be allocated between the Company and the party submitting the Notice of Disagreement based upon the percentage of the aggregate dollar value of the disputed Fair Market Value with respect to the Units or other Unitholder Securities to be issued (as submitted to the Independent Appraiser) determined in favor of the other party by the Independent Appraiser bears to the aggregate dollar value of the disputed Fair Market Value with respect to the Units or other Unitholder Securities to be issued in the written presentation to the Independent Appraiser. For example, if the Innovate Investor submits a Notice of Disagreement disputing an aggregate of $1,000 in Fair Market Value with respect to the Units or other Unitholder Securities to be issued, the Company contests only $500 of the amount claimed by the Innovate Investor, and the Independent Appraiser ultimately resolves the dispute by awarding the Innovate Investor $300 of the $500 contested, then the costs and expenses of the Independent Appraiser will be allocated 60% (i.e., 300/500) to the Company and 40% (i.e., 200/500) to the Innovate Investor. If, before the Independent Appraiser renders its determination with respect to the disputed items in accordance with this Section 3.5, (A) the Innovate Investor or the CONX Investor, as applicable, notifies the Company and the Independent Appraiser in writing of its agreement with any items in the Board’s determination of Fair Market Value set forth in the Capital Call Notice or (B) the Company notifies the Innovate Investor or the CONX Investor, as applicable, and the Independent Appraiser in writing of its agreement with any items in the Notice of Disagreement, then in each case such items as so agreed shall be conclusive and binding on the parties for all purposes under this Agreement immediately upon such notice (and the Person providing such notice of acceptance shall pay the fees and expenses of the Independent Appraiser to the extent relating thereto).
(ii)    The procedures set forth in this Section 3.5 for resolving any dispute over the amounts contemplated to be determined as set forth in this Section 3.5 shall be the sole method for resolving such amounts for the purposes of determining the Fair Market Value with respect to Capital Contributions.

(b)    Each Unitholder shall have the right, but not the obligation, to participate in each Capital Call on a pro rata basis and shall be entitled to purchase such number of Units or other Equity Securities as is necessary to permit such Unitholder to maintain its Percentage Interest immediately following the consummation of such Capital Call. To the extent a Unitholder elects not to participate, or participates only in part, in any Capital Call, such Unitholder’s Percentage Interest shall be diluted in accordance with the terms of the applicable issuance to reflect the issuance of additional Units or other Equity Securities to the participating Unitholders; provided that, if the purchase price per Unit or other Equity Security is below the Fair Market Value thereof and either the CONX Investor or the Innovate Investor, as applicable, elects not to participate (in whole or in part) in such Capital Call (such Unitholder, a “Non-Subscribing Unitholder”), then, such Non-Subscribing Unitholder shall be entitled to receive, for no additional consideration and regardless of its Percentage Interest at such time, a number of additional Units or other Equity Securities equal to: (i) the number of Units or other Equity Securities held by such Non-Subscribing Unitholder immediately prior to the Capital Call multiplied by (A) the Fair Market Value divided by (B) the Adjusted Price minus (ii) the number of Units or other Equity Securities held by such Non-Subscribing Unitholder immediately prior to the Capital Call.
Section 3.6    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or to receive any Distribution from the Company, except as expressly provided herein or in the other agreements referred to herein.
Section 3.7    Loans from Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made. Nothing contained in this Agreement shall require any Unitholder to provide a loan to the Company or its Subsidiaries.
ARTICLE 4
DISTRIBUTIONS AND REDEMPTIONS
Section 4.1    Distributions.
(a)    Distributions Generally. Except as otherwise set forth in this Section 4.1, and subject to applicable Law, the Board may in its sole discretion make Distributions at any time or from time to time. All Distributions shall be made pro rata to the Unitholders holding Common Units.
(b)    Persons Receiving Distributions. Each Distribution shall be made to the Persons shown on the Company’s books and records as Unitholders as of the date of such Distribution; provided, however, that any Transferor and Transferee of Units may mutually agree as to which of them should receive payment of any Distribution under this Section 4.1. In the event that restrictions on Transfer or change in beneficial ownership of Units set forth herein have been breached, the Company may withhold distributions in respect of the affected Units until such breach has been cured.
(c)    Other Distribution Provisions. No Distribution shall be declared and paid to the extent that, after the Distribution is made, all liabilities of the Company, other than liabilities to Unitholders on account of their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company as provided by applicable Law (including, if then applicable, Section 18-607 of the Delaware Act).
ARTICLE 5
BOARD OF DIRECTORS; OFFICERS
Section 5.1    Management by the Board of Directors.
(a)    No Management by Unitholders. Except as expressly provided in this Agreement or required by non-waivable provisions of applicable Law (including where the approval or consent of all or certain Unitholders or of the Innovate Director is expressly required by this Agreement, including Section 3.2, Section 5.3(h), Section 20.2 and Article 13), no Unitholder shall have any authority to act for or bind the Company or any voting or approval rights.
(b)    Authority of Board of Directors.
(i)    Except as expressly provided in this Agreement or required by non-waivable provisions of applicable Law (including where the approval or consent of all or certain Unitholders or of the Innovate Director is expressly required by this Agreement, including Section 3.2, Section 5.3(h), Section 20.2 and Article 13), subject to the provisions of Section 5.1(b)(ii), the sole and exclusive right to manage the business and affairs of the Company, and the powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company, is vested in and reserved to the board of directors of the Company (the “Board”), and the Persons constituting the Board (the “Directors”) shall be the “managers” of the Company for all purposes of applicable Law. The power and authority granted to the Board hereunder shall include all those necessary, convenient or incidental for the accomplishment of the purposes of the Company, and include the power and authority to undertake and make decisions concerning the general course of affairs of the Company and supervise the Officers (subject in each case to the express rights provided to Unitholders pursuant to this Agreement), including:
(A)    entering into, making and performing contracts, agreements and other undertakings binding the Company that may be necessary, appropriate or advisable in furtherance of the purposes and businesses of the Company;
(B)    maintaining the assets of the Company in good order;
(C)    collecting sums due the Company;
(D)    opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;
(E)    to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

(F)    acquiring, utilizing for Company purposes and disposing of any asset of the Company;
(G)    hiring, employing and terminating executives, Officers, supervisors and other personnel;
(H)    selecting, removing and changing the authority and responsibility of lawyers, accountants and other advisers and consultants;
(I)    borrowing money, obtaining credit, issuing notes, debentures, securities, equity or other interests of or in the Company and securing the obligations undertaken in connection therewith with mortgages, pledges and security interests or entering into guaranties on behalf of the Company’s Subsidiaries;
(J)    obtaining insurance for the Company;
(K)    determining distributions of cash and other property of the Company as provided in Article 4;
(L)    establishing reserves for commitments and obligations (contingent or otherwise) of the Company;
(M)    forming subsidiaries or joint ventures;
(N)    approving and administering any equity incentive plans and awards thereunder; and
(O)    adopting the budget for the Company or any of its Subsidiaries.
(ii)    The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 5.3(g), (B) by delegating power and authority to Committees pursuant to Section 5.4, and (C) by delegating power and authority to any Officer pursuant to Section 5.6(a), and except as otherwise required by this Agreement, no Director (acting in his or her capacity as such) shall have any authority to bind the Company to any third party with respect to any matter. Decisions made in accordance with the preceding sentence shall be decisions of the “manager” for all purposes under applicable Law.
(iii)    Each Unitholder acknowledges and agrees that no Director shall, solely as a result of being a Director, be bound to devote all of his or her business time to the affairs of the Company, and that he or she and Affiliates thereof do and will continue to engage for their own account and for the accounts of others in other business ventures.
(c)    Officers. The management of the business and affairs of the Company by the Officers and the exercising of their powers shall be conducted under the supervision of and subject to the approval of the Board. The Officers, to the extent of their powers set forth in this Agreement or in resolutions of the Board, shall be agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.
Section 5.2    Composition and Election of the Board of Directors.
(a)    Number and Designation. The number of Directors on the Board shall initially be three Directors and shall be composed of the following Persons:
(i)    two Directors appointed by the CONX Investor (collectively, together with any other Directors (excluding Independent Directors) who are appointed to the Board by the CONX Investor, the “CONX Directors”), and who shall initially be Charles W. Ergen and Kyle Jason Kiser; and
(ii)    one Director appointed by the Innovate Investor (the “Innovate Director”), who shall be an employee of the Innovate Investor or its Affiliates, and who shall initially be Paul K. Voigt.
(b)    The number of Directors on the Board may be set from time to time by the Board; provided that (i) the Innovate Investor shall at all times be entitled to appoint one Director and (ii) the CONX Investor shall at all times be entitled to appoint a majority of the Directors. Notwithstanding the foregoing, (A) if the Innovate Investor (together with its Permitted Transferees pursuant to Section 10.1(a)(i) or Section 10.1(a)(ii)) fails to hold at least 25% of its Original Amount, the Innovate Investor shall cease to have any rights to appoint a Director and the Innovate Director shall be removed from the Board in accordance with Section 5.2(e), (B) if the CONX Investor (together with its Permitted Transferees pursuant to Section 10.1(a)(i) or Section 10.1(a)(ii)) fails to hold at least 25% of the Units in the Company, then clause (ii) above shall cease to apply and the CONX Investor shall instead be entitled to appoint that number of Directors (rounded down to the nearest whole Director) that is proportionate to the percentage of the outstanding Units then held by the CONX Investor and its Permitted Transferees, and any CONX Directors in excess of such number shall be removed from the Board in accordance with Section 5.2(e), and (C) if the CONX Investor (together with its Permitted Transferees pursuant to Section 10.1(a)(i) or Section 10.1(a)(ii)) fails to hold a number of Units equal to 25% of the Innovate Investor’s Original Amount, the CONX Investor shall cease to have any rights to appoint a Director.
(c)    Disqualified Designees. Each Unitholder with the right to appoint or participate in the appointment of a Director pursuant to this Agreement (i) hereby represents and warrants to the Company that to such Unitholder’s actual knowledge, each such Person is not a Disqualified Designee; and (ii) hereby covenants and agrees (A) not to appoint any Director who, to such Unitholder’s actual knowledge, is a Disqualified Designee, (B) to exercise reasonable care to determine whether any Director appointed by such Unitholder is a Disqualified Designee and (C) that in the event such Unitholder becomes aware that any individual previously designated is or has become a Disqualified Designee, such Unitholder shall as promptly as practicable notify the Company and shall take such actions as are necessary to remove such Disqualified Designee from the Board and appoint a replacement who is not a Disqualified Designee.

(d)    Term. Directors shall serve from their appointment in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Directors need not be Unitholders and need not be residents of the Company’s jurisdiction of formation. After the date hereof, a person shall become a Director effective upon receipt by the Company at its principal place of business of a written notice addressed to the Board (or at such later time or upon the happening of some other event specified in such notice) of such person’s appointment from the Person or Persons entitled to appoint such Director pursuant to Section 5.2(a). A Director may resign at any time by delivering such Director’s written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt and without further action unless it is specified to be effective at some other time or upon the happening of some other event.
(e)    Removal. The Person or Persons entitled to appoint a Director pursuant to Section 5.2(a) may remove such Director any time with or without cause, effective upon written notice to the Company at the Company’s principal office addressed to the Board. If at any time a Unitholder ceases to have a right to appoint any Directors, then unless the Board determines otherwise, such Directors shall be removed immediately and automatically from the Board (without the taking of any action, including the delivery of a resignation letter or otherwise), at which time the number of Directors comprising the full Board, unless otherwise approved by the Board, shall be reduced by such number of Directors. If the Board elects not to reduce the size of the Board in connection with the removal of Directors contemplated by the preceding sentence, then the vacant seat(s) on the Board shall be filled via appointment pursuant to Section 5.2(f).
(f)    Vacancies. In the event that any appointee under Section 5.2(a) for any reason ceases to serve as a Director, the resulting vacancy on the Board shall be filled by an individual appointed by the Person or Persons then entitled to appoint such Director pursuant to Section 5.2(a) above (provided that, if any party fails to appoint a person to fill a vacancy on the Board pursuant to the terms of this Section 5.2, such vacant directorship shall remain vacant until such directorship is filled pursuant to this Section 5.2(f)).
(g)    Expense Reimbursement. The Company shall pay the reasonable and documented out-of-pocket costs and expenses incurred by each Director in the course of their service hereunder, including in connection with attending in person regular and special meetings of the Board, any board of managers or board of directors of any of the Company’s Subsidiaries and/or any of their respective committees.
(h)    Compensation of Directors. Without limiting the rights of Directors to expense reimbursement pursuant to the terms of this Agreement, Directors shall receive no compensation or other remuneration for serving in such capacity, except as may be otherwise determined by the Board (which determination shall include the affirmative vote of at least one CONX Director and the Innovate Director until the applicable party is no longer entitled to appoint CONX Directors or the Innovate Director).
(i)    Reliance by Third Parties. Any Person transacting business with the Company, other than a Unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.
(j)    No Employment. This Agreement does not, and is not intended to, confer upon any Director any rights with respect to employment with the Company or its Subsidiaries, and nothing herein shall be construed to have created any employment agreement between the Company and its Subsidiaries, on the one hand, and any Director, on the other hand.
Section 5.3    Board and Committee Meetings and Actions by Written Consent.
(a)    Quorum; Voting. A majority of the Directors, including at least one CONX Director and the Innovate Director, must be present at a meeting of the Board or any Committee which the Innovate Director is entitled to be a member of pursuant to Section 5.4(a) in person or by proxy in order to constitute a quorum for the transaction of business of the Board or such Committee at the first call for such meeting (following at least three Business Days’ advance written notice to the Directors); provided that, notwithstanding anything in this Section 5.3(a) to the contrary, if a quorum is not established because the Innovate Director is absent from a properly noticed meeting (if such notice of meeting is required) of the Board or a Committee at which the presence of the Innovate Director is required for a quorum as herein provided (a “Suspended Meeting”), such Suspended Meeting shall be adjourned until such time as determined by the Directors so present at such meeting and shall be set forth in a notice of the subsequent meeting (which shall not be scheduled for or occur earlier than 24 hours following both the delivery of such notice and the time the Suspended Meeting was scheduled to take place) of the Board or such Committee thereof delivered to all Directors entitled to attend such meeting (the “Subsequent Meeting”), and if the Innovate Director is not present at the Subsequent Meeting, the presence of a majority of the Directors (without any requirement for the presence of the Innovate Director) shall be sufficient to constitute a quorum at such Subsequent Meeting; provided, further, that following such time as the Innovate Investor is no longer entitled to appoint a Director, the Innovate Director shall not be required for a quorum at any meetings of the Board or any Committee. If a quorum shall not be present during a meeting of the Board, no business may be conducted at such meeting, and the Directors present thereat may adjourn the meeting from time to time, and promptly give notice of when it will be reconvened (subject to the provisos in the preceding sentence). A Director who is present at a meeting of the Board or a Committee at which action on any matter is taken shall be presumed to have assented to the action unless such Person’s dissent shall be entered in the minutes of the meeting (and, any Director who votes in the negative may assume that such negative vote is properly recorded in the minutes of the meeting) or unless such Person files a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action. Each Director shall be entitled to one vote on all matters voted on by the Directors; provided that, at any meeting of the Board or a Committee, and in each other circumstance in which the Directors are authorized or directed to take any action under this Agreement, at which any CONX Director is not present (or is not taking such action), the CONX Director(s) present at such meeting (or taking such action) shall be collectively entitled to a number of votes (the “CONX Director Votes”) on all matters to be voted on by the Directors equal to the number of CONX Directors then in office (such that the CONX Director(s) present at such meeting, or taking such action, may cast the vote of each CONX Director who is not present, or is not taking such action, and no other votes), and, unless such CONX Directors otherwise determine, the CONX Director(s) present at such meeting (or taking such action) may cast the votes of each CONX Director who is not present (or is not taking such action) proportionately. Except as otherwise expressly stated herein, the affirmative vote or written consent of a majority (greater than 50%) of the votes of the Directors entitled to vote on such matter (after giving effect to any CONX Director Votes) shall be required to authorize any action by the Board or Committee and shall constitute the action of the Board or Committee for all purposes as appropriate.
(b)    Place; Attendance. Meetings of the Board and any Committee may be held at any time and at any place within or without the State of Delaware (including electronically) as shall be determined from time to time by resolution of the Board or such Committee. At all meetings of the Board and Committees, business shall be transacted in such order as shall from time to time be determined by resolution of the Board and Committees. Directors may participate in any meeting of the Board and Committees by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notice of any meeting may be waived in writing by any Director. The Board and its Committees may adopt such other rules for the conduct of its business and governance of its meetings as it may from time to time deem necessary or appropriate, including any customary compliance policies, that are not in conflict with the terms of this Agreement. No Director shall be disqualified from acting on any matter because such Director is interested in the matter to be acted upon by the Board or any Committee so long as all material aspects of such Director’s interest in the matter have been disclosed in reasonable detail to all Directors who are to act on such matter.
(c)    Meeting in Connection with Unitholder Meeting. In connection with any meeting of Unitholders, the Directors may, if a quorum is present, hold a meeting for the transaction of business immediately after and at the same place as such meeting of the Unitholders (subject to quorum requirements). Notice of such meeting at such time and place shall not be required if the notice of such meeting of Unitholders states that such meeting of the Board is to be held.
(d)    Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Regular meetings of Committees shall be held at such times and places as shall be designated from time to time by resolution of the Board or such Committee. Further notice of such meetings shall not be required if a copy of such resolution has been delivered to each Director entitled to attend such meetings who was not present at the meeting at which such resolution was adopted, at least three Business Days prior to the first such future scheduled meeting.

(e)    Special Meetings. Special meetings of the Board may be called by any CONX Director on at least three Business Days’ notice to each other Director. Special meetings of any Committee may be called by any CONX Director serving on such Committee on at least three Business Days’ notice to each other Director serving on such Committee. Such notice must state the purpose or purposes of such meeting, and shall be delivered either personally, by telephone, by electronic mail or by any other similarly timely means of communication; provided that, a meeting may address matters that are not reflected in such notice.
(f)    Chairperson. The Directors present at any meeting may designate a chairperson to preside over the meeting. Any designation of a Director as a chairperson shall not provide such Director with the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligation on behalf of the Company or authorize any of the foregoing.
(g)    Action by Written Consent. Any action permitted or required by the Delaware Act, the Certificate of Formation or this Agreement to be taken at a meeting of the Board or any Committee may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including by electronic mail), setting forth the action to be taken, is signed by the Directors holding not less than the majority of the total votes that would be entitled to be cast by the Directors at a meeting of the Board or such Committee at which all Directors or, as applicable, Committee members, were present and voted; provided that, for so long as the Innovate Investor is entitled to appoint a Director pursuant to Section 5.2(b), no action of the Board or of any Committee of which the Innovate Director is entitled to be a member pursuant to Section 5.4(a) may be taken by written consent unless such consent is also signed by the Innovate Director. Such consent shall have the same force and effect as a vote of a majority of the total votes cast by the Directors or the members of such Committee, as the case may be, at a meeting at which a quorum is present, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such Committee, as the case may be. Prompt notice of the taking of any action without a meeting by less than unanimous written consent (including copies of any such consent) shall be given to those Directors or Committee members, as the case may be, who have not consented in writing to the taking of such action and who would have otherwise been entitled to vote on such action at a meeting of the Board or such Committee.
(h)    Innovate Director Consent Rights. For so long as the Innovate Investor is entitled to appoint a Director pursuant to Section 5.2(b), the affirmative vote or written consent of the Innovate Director shall be required for the Company or any of its Subsidiaries to take, or to cause to be taken, any of the following actions:
(i)    amending this Agreement, the Certificate of Formation or any other organizational document of the Company in a manner that would adversely and disproportionately affect the rights, preferences, privileges or obligations of the Innovate Investor in its capacity as a Unitholder relative to the CONX Investor; provided, that such consent requirement shall not apply to any creation or issuances of Additional Securities in accordance with Section 3.4 or Equity Securities in accordance with Section 3.5 or Article 14, adjustments to Schedule A, the admittance of any Additional Unitholder or Substituted Unitholder (including any amendments in respect thereof in accordance with Section 10.1(b)), or the amendments contemplated by Article 15, in each case to the extent such actions are taken in accordance with the terms of this Agreement;
(ii)    filing a voluntary bankruptcy or similar proceeding or knowingly failing to contest any bankruptcy or similar proceeding filed against the Company or any of its Subsidiaries;
(iii)    dissolve, liquidate, or otherwise wind up the Company or any Subsidiary of the Company;
(iv)    issuing or selling Units or Unitholder Securities or any equity securities of any Subsidiary of the Company, in each case ranking, as to payment of dividends or distributions or as to distributions of assets upon voluntary or involuntary dissolution, liquidation or winding-up of the Company or such Subsidiary, senior to the Common Units;
(v)    entering into any contract, agreement or arrangement between the Company or any of its Subsidiaries, on the one hand, and any Unitholder, any Affiliate of any Unitholder, EchoStar or any Affiliate of EchoStar, on the other hand (such contract, agreement or arrangement, a “Related Party Agreement”); provided that, the following shall not be considered Related Party Agreements for purposes of this Section 5.3(h): (A) this Agreement or any contract, agreement or arrangement expressly contemplated by the Equity Agreements; (B) any creation or issuances of Equity Securities in connection with a Capital Call in accordance with Section 3.5 or the exercise of preemptive rights in accordance with Article 14; (C) any contract, agreement or arrangement to reimburse Director expenses in accordance with Section 5.2(g); or (D) any contract, agreement or arrangement providing for indemnification, including the advancement of expenses, consistent with Article 7.
(vi)    make or pay any dividend or distribution in respect of the Units or Unitholder Securities other than pro rata dividends or distributions.
(vii)    incurring, creating or guaranteeing any indebtedness for borrowed money in excess of $[*****] in the aggregate (excluding any refinancing on terms that are similar to the indebtedness being refinanced in all material respects);
(viii)    change the principal line of business of the Company or any Subsidiary of the Company; or
(ix)    sell, convey, transfer, assign, divest or permit any sale, conveyance, transfer, assignment or divestiture of any material assets or material lines of business of the Company or any of its Subsidiaries with a Fair Market Value in excess of $[*****] individually or $[*****] in the aggregate at a price below Fair Market Value (other than as part of a transaction or series of related transactions in which the Company and/or its applicable Subsidiaries receive Fair Market Value for any such material assets or material lines of business in the aggregate, when considered as a single transaction); provided that, with respect to any such sale, conveyance, transfer, assignment or divestiture with a Fair Market Value in excess of $[*****], the Company shall distribute the net proceeds thereof pro rata to the Unitholders; provided, further, that if the CONX Investor or the Innovate Investor determines (acting in good faith and in consultation with its respective tax adviser) that the distribution could be accomplished by an alternative method or structure (either for tax efficiency or other reasons) that would be at least economically equivalent to a pro rata cash distribution, then the CONX Investor and the Innovate Investor shall collaborate reasonably and in good faith to agree to modify such method or structure of distribution and effectuate any such agreed modifications; provided, however, that the foregoing shall not require any party to agree to any such proposed modification in method or structure.
Section 5.4    Committees; Delegation of Authority and Duties.
(a)    Committees; Generally. The Board may, from time to time, designate one or more committees (each, a “Committee”), each of which shall consist of both CONX Directors (which shall compose a majority of any such Committee) and, if the Innovate Investor holds at least 33.33% of the outstanding Units, the Innovate Director. The board of directors or equivalent governing body of each Subsidiary of the Company, and each committee thereof, shall be composed of a majority of designees of the CONX Investor and, if the Innovate Investor holds at least 33.33% of the outstanding Units, shall include a designee of the Innovate Investor who is an employee of the Innovate Investor or its Affiliates. Any such Committee, to the extent provided in the enabling resolution or in the Certificate of Formation or this Agreement (or the organizational documents of the applicable Subsidiary), shall have and may exercise all of the authority of the Board (or the board of directors or equivalent governing body of the applicable Subsidiary). The Board may dissolve any Committee at any time, unless otherwise provided in the Certificate of Formation or this Agreement.
(b)    Audit Committee. The Board will establish a standing audit committee to select the Company’s independent accountants and to review the annual audit of the Company’s financial statements conducted by such accountants.
(c)    Delegation; Generally. The Board may, from time to time, delegate to one or more Persons (including any Director or Officer) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 5.1(b). The Board also may assign titles (including chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Director, Unitholder or other individual and may delegate to such Director, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Director, Unitholder or other individual. Any delegation pursuant to this Section 5.4(c) may be revoked at any time by the Board.
(d)    Committee Materials. For so long as the Innovate Investor is entitled to appoint a Director in accordance with Section 5.2(a), the Innovate Director (or such other designee of the Innovate Investor) shall receive all information and materials provided to any Committee or to the board of directors or equivalent governing body of any Subsidiary of the Company or any committee thereof, in each case regardless of whether the Innovate Director is a member thereof; provided that, the Company may withhold any information and materials to the extent that providing such information or materials is reasonably expected to, in each case, as determined by the Company in good faith, (i) adversely affect any attorney-client or similar privilege between the Company or any of its Subsidiaries and its respective counsel, (ii) result in a bona fide conflict of interest between the Company or any of its Subsidiaries and the Innovate Investor, the Innovate Director or any of their respective Affiliates or (iii) violate applicable Law; provided, further, that any such withholding shall be limited to the portions of such information and materials giving rise thereto, and the Company shall use its commercially reasonable efforts to provide the Innovate Director with a summary thereof or to make other reasonable substitute arrangements to the extent practicable under the circumstances.
Section 5.5    Limitation of Liability.
(a)    To the fullest extent permitted by applicable Law, each Unitholder hereby disclaims any fiduciary duties to, or owed from, any Unitholder, the Board or any Director due to such person’s status as such, to the maximum extent permitted by applicable Law. No fiduciary duties to the Company or any Unitholder are intended to attach to, and no such fiduciary duty shall be implied to attach to, any Affiliate of any Unitholder. To the fullest extent permitted by applicable Law, no Director shall be liable to any Unitholder, to the Company, to any Affiliate of any Unitholder or of the Company, or to any other Person for any loss, damage or claim incurred in their capacity as such, by reason of any act or omission performed or omitted by such Director with the level of care required by this Agreement. To the fullest extent permitted by applicable Law, no Unitholder, acting in its capacity as such shall be required to consider the interests of, or have any duty stated or implied by Law or equity (including any fiduciary duty) to the Company or any other Covered Person, including by virtue of owning any interest in the Company or having the right to designate a Director. In addition, (i) a Unitholder, (ii) any officer, director, shareholder, partner, employee, agent or representative of each Unitholder or of any of their respective Affiliates and (iii) each Director of the Company (each of the foregoing, “Covered Person”) shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such Person’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions might properly be paid. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided by applicable Law. Notwithstanding the foregoing, this Section 5.5 shall not limit or eliminate (A) the obligation of Unitholders, Officers or Directors to act in compliance with the express terms of this Agreement, (B) liability for any act or omission that constitutes a violation of the implied contractual covenant of good faith and fair dealing and (C) liability for any act or omission that constitutes willful misconduct, bad faith or fraud.
(b)    To the fullest extent permitted by applicable Law, whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), such Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests (or those of its Affiliates), and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, provided that this Section 5.5(b) shall not limit or eliminate (i) the obligation of the Unitholders, Officers or Directors to act in compliance with the express terms of this Agreement, and (ii) liability for any act or omission that constitutes a violation of the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by applicable Law, whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person’s “good faith,” the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other applicable Law, to the fullest extent permitted by law.

(c)    Subject to the provisions of Section 5.5(a) and Section 5.5(b), the obligations of the Officers pursuant to Section 5.6(c) (or the rights of the Company or the Unitholders in respect thereof), Section 5.7 and Section 6.5, to the fullest extent permitted by applicable Law, each Unitholder hereby acknowledges and agrees that no Director, nor such Director’s agents and representatives and the Person that appointed such Director (and all Affiliates of such appointing Person), shall have any duty (including any fiduciary duty) or any liability for breach of duty (including fiduciary duty) and waives any claim or cause of action by such Person against each of the foregoing Persons for any breach of any fiduciary duty to the Company, its Unitholders or any Subsidiary of the Company by such Person, including as may result from a conflict of interest between the Company or such Subsidiary and such Person; provided that, the foregoing waiver shall not limit or eliminate liability for any act or omission that constitutes willful misconduct, bad faith or fraud. With respect to any such waived conflict of interest, no Director shall be obligated to recommend or take any action as a Director that prefers the interests of the Company or any Subsidiary or the Unitholders over the interests of the Director or such Director’s agents and representatives and the Person that appointed such Director (and all Affiliates of such appointing Person).
Section 5.6    Officers.
(a)    Designation and Appointment. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the Company. No Officer need be a resident of the Company’s jurisdiction of formation, a Unitholder or a Director. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this Section 5.6(a) or (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of Section 5.4(c). Each Officer shall hold office until such Officer’s successor shall be duly designated and shall qualify or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board.
(b)    Resignation; Removal; Vacancies. Any Officer (subject to any contract rights available to the Company, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board in its discretion; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Board and shall remain vacant until filled by the Board.

(c)    Duties of Officers; Generally; Standard of Care. Notwithstanding anything to the contrary herein, the Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty (including good faith) and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware. Only the Board, and not a Unitholder, shall have the right to initiate any action or proceeding with respect to any actual, alleged or potential breach of the duties described in this Section 5.6(c) and each Unitholder hereby acknowledges and agrees that such Unitholder shall not have standing to bring, directly or derivatively, any such action or proceeding. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that any such Officer is acting on behalf of the Company.
Section 5.7    Certain Restrictions.
(a)    For the Restricted Period, the Innovate Investor will not, and will cause its Subsidiaries and any successor entity or holding company of Innovate Parent and such entity’s Subsidiaries (collectively, the “Non-Compete Parties”) to not, directly or indirectly, (i) solicit for employment or any similar arrangement any Company Employee (as such term is defined in the Merger Agreement) or other person employed or engaged (whether as an employee, consultant or otherwise) by the Company or its Subsidiaries (“Restricted Employees”) or (ii) hire, engage or assist any other Person in hiring or engaging any Restricted Employee; provided, however, that this Section 5.7 shall not prohibit (A) general solicitations (including general advertising via periodicals, the internet and other media) not specifically directed towards Company Employees or the hiring of any Person as a result of such activities, (B) responding to any Person who contacts the Non-Compete Parties on his or her own initiative without any direct or indirect solicitation by the Non-Compete Parties, (C) soliciting or hiring any person who ceased to be employed by the Company or its Subsidiaries more than six months prior to such solicitation or hiring or (D) any activity where prohibiting such activity is not permitted under applicable Law.
(b)    For the Restricted Period, the Innovate Investor shall not, and shall cause the Non-Compete Parties not to, directly or indirectly, own any interest in, manage, control or participate in any business that competes with (i) the ownership or operation of full power television stations, Class A television stations or low power television stations, (ii) the sale of broadcast advertising time on such stations or (iii) spectrum leasing or similar arrangements with respect to broadcast spectrum (collectively, the “Competing Business”) in any jurisdiction in which the Company or its Subsidiaries operate any of the Stations; provided that, nothing in this Section 5.7(b) shall preclude such Non-Compete Parties from:
(i)    owning up to 5% (in the aggregate for all Non-Compete Parties) of the outstanding equity interests (including any options, warrants or convertible securities that may be exercised, exchanged or converted into equity securities) of any Person (or group of related Persons) engaged in a Competing Business, so long as the Non-Compete Parties do not have any active participation in the business of such Person;

(ii)    acquiring and, after such acquisition, owning an interest in any Person that is engaged in a Competing Business if such Competing Business generated less than 15% of such Person’s consolidated annual revenues in the last completed fiscal year of such Person prior to such acquisition (and, following such acquisition, the Non-Compete Parties shall use their respective reasonable best efforts to divest or cease such competitive operations within 12 months of the closing of such acquisition);
(iii)    engaging any Person (including a Person engaged in a Competing Business) to provide products or services to the Non-Compete Parties in the ordinary course of business;
(iv)    continuing to operate any business of the Non-Compete Parties that is in existence as of the Closing Date; or
(v)    making an investment in or providing financing to any Person, in each case, in the ordinary course of Non-Compete Parties’ investment or lending business.
(c)    Each of the Company and the Innovate Investor, on behalf of themselves and their Affiliates, acknowledges that (i) the agreements contained in this Section 5.7 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, the parties would not enter into this Agreement or the other Equity Agreements. The Company and the Innovate Investor specifically acknowledge that the provisions of this Section 5.7 are commercially reasonable restraints and are reasonably necessary to protect the interests of the Company and the interests of the CONX Investor in acquiring equity interests of the Company. Notwithstanding Section 20.6, if, at the time of enforcement of the covenant contained in this Section 5.7, a court of competent jurisdiction holds that the duration, scope or other restrictions stated herein are unreasonable under the circumstances then existing, the Company and the Innovate Investor agree, on behalf of themselves and their Affiliates, that the maximum duration, scope or other restriction reasonable under such circumstances shall be substituted for the stated duration, scope or other restriction and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and other restriction permitted by applicable Law.
ARTICLE 6
GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS
Section 6.1    Limitation of Liability. Except as otherwise required by applicable Law, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Unitholder shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Unitholder of the Company; provided that, a Unitholder shall be required to return to the Company any Distribution made to it in clear and manifest accounting or similar error, subject to the provisions of Section 3.1(c)(ii) herein, which shall constitute a compromise to which all Unitholders have consented within the meaning of applicable Law. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or applicable Law shall not be grounds for imposing personal liability on the Unitholders for liabilities of the Company.

Section 6.2    Lack of Authority. No Unitholder in such Person’s capacity as such has the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company or to make any expenditures on behalf of the Company, except for actions expressly authorized by the terms of this Agreement, and the Unitholders hereby consent to the exercise by the Board of the powers conferred on it by Law and this Agreement (including, if applicable, Section 5.3(h)).
Section 6.3    No Right of Partition. No real or personal property of the Company shall be deemed to be owned by any Unitholder individually, but shall be owned by, and title shall be vested solely in, the Company. No Unitholder shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.
Section 6.4    Unitholders Right to Act. For situations requiring the approval of any Unitholders, or any class or specified portion thereof, the Unitholders shall act through meetings and written consents as described in Section 3.2 and Section 3.3.
Section 6.5    Investment Opportunities and Conflicts of Interest.
(a)    All Unitholders shall, and shall cause their respective controlled Affiliates to, bring all investment or business opportunities to the Company of which any of the foregoing becomes aware and which relate to the principal business of the Company or any of its Subsidiaries as conducted as of the date hereof (each, a “Business Opportunity”) by providing written notice (the “Business Opportunity Notice”) to the Company of any such Business Opportunity within 10 Business Days of such Unitholder’s or its Affiliates’ knowledge of such Business Opportunity. The Business Opportunity Notice shall include, with respect to such Business Opportunity, a summary of the material economic terms and any other details reasonably necessary for the Company to fully evaluate such Business Opportunity. For a period of 20 Business Days from and after the receipt of the Business Opportunity Notice, the Company shall have the right to provide written notice to such Unitholder of its intent to pursue such Business Opportunity and, until the earlier of (i) the expiration of such 20 Business Day period without the Company having provided such notice and (ii) the Company’s provision of written notice to such Unitholder declining to pursue such Business Opportunity, such Unitholder shall not pursue, offer, solicit proposals, engage in or participate in negotiations or discussions with any Person other than the Company with respect to such Business Opportunity. Notwithstanding the foregoing, the CONX Investor shall not be required to offer any Business Opportunity to the Company until it has first complied with Article X of the CONX Charter, any and all provisions of Article X of the CONX Charter have been satisfied, fulfilled or waived and the obligations of the CONX Investor or its Affiliates under Article X of the CONX Charter shall take priority over the obligations set forth in this Section 6.5(a).

(b)    Subject to Section 6.5(a) and Section 5.7 (neither of which shall be superseded or limited by this Section 6.5(b)), each of the Unitholders expressly acknowledges and agrees that, (i) each Unitholder and its respective Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships with entities of every type and description, including those engaged in the business engaged in by the Company other than through the Company or any of its Subsidiaries (an “Other Business”), (ii) each of the Unitholders and their respective Affiliates have and may develop a strategic relationship with businesses (directly or as an employee, officer, director, manager, consultant or agent of a Person who does business with) that are and may be competitive or complementary with the Company or any of its Subsidiaries, (iii) none of the Unitholders or any of their respective Affiliates will be prohibited by virtue of its investments in the Company or its Subsidiaries or its designation of managers or directors to serve on the Board or on any of the boards of directors or managers of the Company’s Subsidiaries, as applicable, from pursuing and engaging in any such activities, (iv) the other Unitholders will not acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Unitholders or any of their respective Affiliates or to account to the Company or any other Unitholder for any profits or income earned or derived from such Other Business, and (v) the involvement of any of the Unitholders or any of their respective Affiliates in any Other Business will not constitute a conflict of interest by such Persons with respect to the Company or its Unitholders or any of the Company’s Subsidiaries. No amendment or repeal of this Section 6.5 shall apply to or have any effect on the liability or alleged liability of any Person for or with respect to any opportunities of which any such Person becomes aware prior to such amendment or repeal.
Section 6.6    Transactions between the Company and the Unitholders. Notwithstanding that it may constitute a conflict of interest, the Unitholders or their Affiliates may enter into and engage in a Related Party Agreement with the Company and its Subsidiaries, subject to compliance with the applicable terms hereof (including, if applicable, Section 5.3(h)).
Section 6.7    Confidentiality. Each of the Company and each Unitholder recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company, its Subsidiaries, the Unitholders and their respective Affiliates, including confidential information of the Company and its Subsidiaries regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries, books and records, financial statements and other information provided pursuant to this Agreement, contracts, or materials relating to customers or clients of the businesses of the Company and its Subsidiaries, or other business information which such Persons treat as confidential (collectively, the “Confidential Information”). Except as otherwise agreed to by the Board, each Unitholder agrees that it shall not, and shall cause each of its Affiliates, directors, officers, unitholders, partners, employees, agents and members not to, during the period it or any of its Affiliates is a Unitholder and for a period of three years thereafter, take commercial or proprietary advantage of or profit from any Confidential Information, or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (a) to authorized directors, officers, representatives, agents and employees of the Company or its Subsidiaries, to other Unitholders or to their respective or such Unitholder’s Affiliates, directors, officers, representatives, agents and employees who, in the reasonable judgment of such Unitholder, need to know such Confidential Information for a valid business purpose (it being agreed that such Unitholder shall be responsible for any breach hereof by any such Person), (b) to the extent necessary in the course of performing such Unitholder’s obligations or enforcing such Unitholder’s rights under this Agreement and the agreements expressly contemplated hereby, (c) in connection with such Unitholder’s or such Unitholder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such Unitholder’s (or any of its Affiliates’) Affiliates, authorized directors, officers, representatives, employees, auditors, attorneys or other agents, (d) with the prior written consent of the CONX Investor or the Board (which consent shall not be unreasonably withheld, conditioned or delayed), to any bona fide prospective purchaser of the equity or assets of such Unitholder or its Affiliates or the Units held by such Unitholder, or prospective merger partner of such Unitholder or its Affiliates, provided that such prospective purchaser or merger partner agrees to be bound by the provisions of this Section 6.7 or terms substantially consistent with the provisions of this Section 6.7, (e) to the extent necessary in response to a routine audit or investigation conducted by a Governmental Entity that does not primarily relate or make any specific reference to the Company or any Confidential Information (provided that, such Unitholder shall use commercially reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment), (f) in respect to any Unitholder that is or whose ultimate parent entity is a public company, to the extent required in connection with such Person’s reporting obligations pursuant to applicable Law and the rules of the SEC or a national stock exchange, or as required for tax reporting purposes, (g) to the extent required to be disclosed by order of a court of competent jurisdiction, administrative body or other Governmental Entity or by law, rule or regulation, or compelled by subpoena, summons or legal process, provided that, in the case of this clause (f) and (g), to the extent permitted by Law and reasonably practicable, (i) the Unitholder required to make such disclosure shall provide to the Company prompt notice of such disclosure to permit the Company to seek a protective order or take other appropriate action, (ii) such Unitholder shall reasonably cooperate, at the Company’s expense, in the efforts of the Company to obtain a protective order or other reasonable assurance that confidential treatment shall be accorded the Confidential Information and, in the absence of a protective order, only disclose such portion of the Confidential Information that the Unitholder is required to disclose in accordance with applicable Law, and (iii) such Unitholder shall use commercially reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment. For purposes of this Section 6.7, “Confidential Information” shall not include any information of which (A) such Person learns from a source other than the Company or its Subsidiaries who is not known by such Person to be bound by a confidentiality obligation, (B) is or becomes generally available to the public other than as a result of a disclosure by a Unitholder or any of their Affiliates in violation of this Agreement or another agreement by which they are bound or (C) has been independently developed by such Person (other than in such Person’s capacity as an officer, manager, employee or consultant of the Company or any of its Subsidiaries or similar situation where the rights in respect of such Confidential Information would accrue to the Company or its Subsidiaries pursuant to applicable Law or contracts) without use of or reference to any Confidential Information. Nothing in this Section 6.7 shall in any way limit or otherwise modify any confidentiality, non-competition or non-solicitation obligations of any Unitholder pursuant to any other agreement with the Company or any of its Subsidiaries (including as may be included in any offer letter or any Unit grant or award agreement). Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prohibit any Unitholder from filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable Law or regulation or communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the SEC, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the Unitholder’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Nothing in this Agreement requires any Unitholder to waive any monetary award or other payment that the Unitholder might become entitled to from any governmental agency or entity.
Section 6.8    Registration Rights. Each Unitholder understands and agrees that the Unitholder Securities have not been registered under the Securities Act and are restricted securities within the meaning of the Securities Act. Prior to the consummation of a Public Offering, the Company, the CONX Investor and the Innovate Investor will negotiate in good faith to agree on and enter into a registration rights agreement containing customary terms and conditions, including, following a Public Offering:
(a)    unlimited demand registrations for the CONX Investor and one demand registration for the Innovate Investor (which shall not be counted as used unless the applicable registration statement has become and remained effective), subject in each case to reasonable annual restrictions and reasonable limitations with respect to minimum expected net proceeds of such demand, and reasonable restrictions on the number of such demands that may be for an underwritten offering (it being understood that in any demand registration or any shelf offering which is an underwritten offering, the CONX Investor shall have the right to select the investment banker(s) and managing underwriter(s) to administer such offering);
(b)    customary pro rata piggyback registration rights with respect to any demand registration and any registration by the Company (or its successor) of common equity securities for its own account;
(c)    at such time as the Company (or its successor) becomes eligible to use Form S-3 (or any successor form), an obligation of the Company (or its successor) to file and maintain the effectiveness of a shelf registration statement to permit sales by each of the CONX Investor and the Innovate Investor, subject to customary limitations, including with respect to coordination on sales;
(d)    registration provisions including pro rata underwriter cutback provisions, in which the Units held by each of the CONX Investor and other Unitholders afforded registration rights are treated the same (but which cutbacks and other provisions shall apply on a pro rata basis);
(e)    blackout periods as determined by the Board for reasonable and customary periods of time; provided that, no such blackout period shall exceed 90 consecutive days and all such blackout periods shall not exceed 120 days in the aggregate in any 12-month period;
(f)    customary indemnification, contribution, expense reimbursement coordination and lock-up provisions (it being understood that (i) each of the CONX Investor and the Innovate Investor shall be required to execute lock-up agreements in customary form as and if required or deemed advisable by the underwriters of a Public Offering or any offering following a Public Offering and (ii) the form of any lock-up agreement or other agreements (including underwriting agreements) that the CONX Investor or the Innovate Investor is required to sign in connection with the facilitation of a Public Offering or other offerings following a Public Offering shall be reasonably acceptable to the CONX Investor and the Innovate Investor, respectively); and

(g)    customary coordination provisions with respect to block sales and other Transfers.
This Section 6.8 shall survive the termination of this Agreement until the registration rights agreement contemplated hereby shall have been entered into by the applicable Unitholders and the Company.
Section 6.9    Non-Disparagement. Each Unitholder shall, and shall cause its controlled Affiliates and its and their respective directors, officers, employees and agents to, refrain from making any public statement or public communication that disparages, denigrates or otherwise reflects negatively on the other Unitholders, the Company or their respective Affiliates; provided, that nothing in this Section 6.9 shall restrict or prohibit (a) any Person from making truthful statements or disclosures required by applicable Law, subpoena, Order, governmental investigation or Proceeding, (b) good faith communications among Unitholders concerning the business and affairs of the Company, (c) any Person’s rights to engage in whistleblower activities protected by applicable Law, including Rule 21F promulgated under the Securities Exchange Act of 1934, as amended, or (d) customary internal business communications not intended for public dissemination.
Section 6.10    No Circumvention. Neither the CONX Investor, the Innovate Investor nor the Company shall take any action, or structure any transaction, through any Committee, Subsidiary or otherwise, for the purpose, or with the intended effect, of circumventing any of the CONX Investor’s or the Innovate Investor’s respective rights and protections set forth in this Agreement, including the consent rights set forth in Section 5.3(h).

ARTICLE 7
EXCULPATION AND INDEMNIFICATION
Section 7.1    Exculpation. To the fullest extent permitted under applicable Law, no Covered Person shall be liable to the Company, any Unitholder or any Affiliate of a Unitholder for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in his or its capacity as a Covered Person, so long as (a) such action or omission does not constitute a criminal act, fraud or willful misconduct by such Covered Person and (b) with respect to such Covered Person, such action or omission did not constitute a breach of this Agreement or any other agreement expressly contemplated by this Agreement. For the avoidance of doubt, the exculpation of liability provided in this Section 7.1 shall be subject to the provisions of Section 5.5 and Section 5.6(c).
Section 7.2    Right to Indemnification. The Company agrees that (and the Company shall cause any of its Subsidiaries to), subject to the limitations and conditions in this Article 7, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder, Director or Officer, or while a Unitholder, Director or Officer is or was serving at the request of the Company or any of its Subsidiaries as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic partnership, limited liability company, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Company or such Subsidiary to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company or the applicable Subsidiary to provide broader indemnification rights than said law permitted the Company or the applicable Subsidiary to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article 7 (or otherwise) shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to such indemnity; provided that, no such Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to actions or omissions by such Person or its Affiliates to the extent the act or omission was attributable to such Person’s or its Affiliates’ (i) in the case of a Unitholder, breach of the implied covenant of good faith and fair dealing (if applicable), a criminal act, willful misconduct or fraud, (ii) in the case of any Officer, any breach of this Agreement or any duty as provided in Section 5.6(c), a criminal act, willful misconduct or fraud, or (iii) in the case of a Director, any breach of the implied covenant of good faith and fair dealing (if applicable), a criminal act, willful misconduct or fraud, in each case as determined by a final judgment, Order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, further, that any indemnity payment pursuant to this Section 7.2 shall be provided out of and to the extent of the assets of the Company only (including available insurance), and no Unitholder shall have any personal liability on account thereof. The rights granted pursuant to this Article 7 shall be deemed contract rights, and no amendment, modification or repeal of this Article 7 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 7 could involve indemnification for negligence or under theories of strict liability.
Section 7.3    Advance Payment. To the fullest extent permitted by applicable Law, reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 7.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding (other than a Proceeding brought by the Company against such Person) shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company.
Section 7.4    Subrogation. In the event that any CONX Director, Independent Director, Innovate Director or Officer is entitled to indemnification under Section 7.2 for which such Person is also entitled to indemnification from CONX or the Innovate Group, respectively, the Company hereby agrees that its duties to indemnify such Person, whether pursuant to this Agreement or otherwise, shall be primary to those of CONX or the Innovate Group respectively, and to the extent either CONX or the Innovate Group, as applicable, actually indemnifies any such Person, CONX and the Innovate Group, as applicable, shall be subrogated to the rights of such Person against the Company for indemnification hereunder. The Company hereby acknowledges the subrogation rights of CONX and the Innovate Group under such circumstances and agrees to execute and deliver such further documents and/or instruments as CONX or the Innovate Group may reasonably request in order to evidence any such subrogation rights, whether before or after CONX or the Innovate

Group makes any such indemnification payment. The Company shall pay any amounts due under this Section 7.4, in cash, promptly, and in any event within 15 days, upon written demand from CONX or the Innovate Group, as applicable. The Company hereby waives any right against CONX and the Innovate Group to indemnification, subrogation or contribution. Furthermore, the Company expressly agrees that CONX and the Innovate Group are intended third-party beneficiaries as to the indemnification provisions of this Agreement and shall be entitled to bring suit against the Company to enforce said provisions.
Section 7.5    Indemnification of Employees and Agents. The Company by action of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not a Unitholder, Director or Officer but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic partnership, limited liability company, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Unitholders under this Article 7.
Section 7.6    Appearance as a Witness. Notwithstanding any other provision of this Article 7, the Company shall pay or reimburse reasonable out-of-pocket expenses incurred by a Director or Officer (in such capacity) in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding (including reasonable attorneys’ fees and disbursements).
Section 7.7    Nonexclusivity of Rights. The right to indemnification and advancement and payment of expenses conferred in this Article 7 shall not be exclusive of any other right which a Director, Officer or other Person indemnified pursuant to Section 7.2 may have or hereafter acquire under any applicable Law (common or statutory), provision of the Certificate of Formation or this Agreement, agreement, vote of Unitholders or disinterested Directors or otherwise.
Section 7.8    Insurance. The Company shall, no later than 90 days after the Closing Date, purchase and maintain, or cause any of its Subsidiaries to purchase and maintain, at its or their expense, directors’ and officers’ liability insurance on customary terms and in customary amounts, to protect itself and any Person who is or was serving as a Director or Officer or agent of the Company or is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic partnership, limited liability company, corporation, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 7. Such insurance shall have a retroactive date no later than the Closing Date and shall cover any act, error or omission occurring from and after the Closing Date, including during the period prior to the placement of such insurance.

Section 7.9    Savings Clause. If this Article 7 or any portion hereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Director, Officer or any other Person indemnified pursuant to this Article 7 as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by any applicable portion of this Article 7 that shall not have been invalidated and to the fullest extent permitted by applicable Law.
ARTICLE 8
BOOKS, RECORDS, ACCESS, ACCOUNTING AND REPORTS
Section 8.1    Records and Accounting.
(a)    The Company shall cause to be kept books and records with respect to the Company’s business or pursuant to applicable Laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to Articles 3 and 4 and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.
(b)    The Company shall afford the CONX Investor or the Innovate Investor and their respective representatives (including their respective internal and external auditors) reasonable access, (i) to the corporate, financial and similar records, reports and documents of the Company and its Subsidiaries, and shall deliver to such requesting Unitholder all such other information, materials, certificates, letters and other documents (whether or not otherwise required to be delivered pursuant to this Section 8.1), in each case as reasonably necessary or advisable for such requesting Unitholder to comply with applicable tax, accounting, auditing, exchange or SEC reporting requirements applicable to such Unitholder or any of its direct or indirect owners, applicable Laws or bona fide regulatory and compliance policies, and (ii) to any Director, Officer or employee, to the extent such access is required in order to enable such requesting party to comply with applicable Laws, applicable tax or accounting requirements or to enable the CONX Investor and the Innovate Investor’s, as applicable, respective internal and external auditors to perform their respective audits or reviews of such Person or of such Unitholder’s investment in the Company, and, in each case, the Company shall reasonably cooperate with the CONX Investor or the Innovate Investor, as applicable, in connection with the foregoing. The Company shall provide such information, materials, documents, access and cooperation on a reasonably prompt basis following the applicable request and, in any event, sufficiently in advance of, and on a timeline that permits such requesting Unitholder to satisfy, any filing, reporting or audit deadline communicated by such requesting Unitholder to the Company. Any exercise of the inspection or access right pursuant to this Section 8.1(b) shall take place during regular business hours and be conducted in a reasonable manner, and the Company and its Subsidiaries shall not be required to cooperate with any inspection or access requests pursuant to this Section 8.1(b) that would unduly interfere with their business operations; provided that, the Company may request, and if requested shall be entitled to, reimbursement from such requesting Unitholder for documented out-of-pocket costs and expenses payable to third parties and reasonably incurred by the Company or its Subsidiaries in providing such corporate, financial and similar records and information or access, on the condition that the Company provides such requesting Unitholder with the estimates of such costs and expenses prior to incurring such costs and expenses (it being understood that the Company shall not be entitled to reimbursement for any internal costs or expenses, including the time of its or its Subsidiaries’ directors, officers or employees); provided, further, that, in the case of any such information, materials, documents or access requested by, and utilized solely by, the Innovate Investor, the Innovate Investor shall bear any incremental out-of-pocket costs and expenses reasonably incurred by the Company or its Subsidiaries in providing the same; provided, further, that the Company may restrict access to any of the foregoing as it may reasonably determine to comply with applicable Laws, contractual obligations, or to protect trade secrets, information protected by attorney-client privilege or other competitively sensitive information; provided, however, that in such circumstances the Company shall use its commercially reasonable efforts to make reasonable substitute arrangements to make available the applicable access to such requesting Unitholder or its internal or external auditors.
(c)    The Company shall deliver or cause to be delivered to the CONX Investor and the Innovate Investor 120 days (or, if separate financial statements of the Company are required to be filed by either the CONX Investor or the Innovate Investor pursuant to Rule 3-09 of Regulation S-X, 80 days; provided that, in such circumstances the requesting Unitholder shall pay any additional costs incurred by the Company in connection with the preparation of such additional information and such earlier deadline) after each Fiscal Year end, and in any event to the extent reasonably practicable under the circumstances, if the CONX Investor or the Innovate Investor is required to include or reflect financial information in respect of the Company in its annual report on Form 10-K, no later than 15 days prior to the date on which such Unitholder is required to file such annual report, audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year and audited consolidated statements of income, cash flows and members’ equity for such Fiscal Year, in each case audited by an independent registered public accounting firm in accordance with auditing standards generally accepted in the United States (or, if applicable, the standards of the Public Company Accounting Oversight Board) and prepared in accordance with GAAP.
(d)    The Company shall use its reasonable best efforts to deliver or cause to be delivered to the CONX Investor and the Innovate Investor, no later than 40 days after each Fiscal Quarter end, unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of each such quarter and unaudited consolidated statements of income, cash flows and members’ equity for such quarter, in each case prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes), solely for the first three quarters of a Fiscal Year.
(e)    Each Director shall be entitled to receive all information and materials provided to or developed for the Board, subject to customary exceptions for recusals and conflicts of interest, and each Director may share any information and materials received by such Director pursuant to this Agreement, including pursuant to Section 5.4(d), with the Unitholder that appointed such Director, subject to the confidentiality obligations set forth in Section 6.7 and any applicable information barrier restrictions; provided that, the Company may withhold any information and materials to the extent that providing such information or materials is reasonably expected to, in each case, as determined by the Company in good faith, (i) adversely affect any attorney-client or similar privilege between the Company or any of its Subsidiaries and its respective counsel, (ii) result in a bona fide conflict of interest between the Company or any of its Subsidiaries and the Innovate Investor, the Innovate Director or any of their respective Affiliates or (iii) violate applicable Law; provided, further, that any such withholding shall be limited to the portions of such information and materials giving rise thereto, and the Company shall use its commercially reasonable efforts to provide the applicable Director with a summary thereof or to make other reasonable substitute arrangements to the extent practicable under the circumstances.
(f)    For so long as the CONX Investor or the Innovate Investor or any of their respective Affiliates is required to include or reflect financial information in respect of the Company in its financial statements or in any report or other document filed or furnished with the SEC, the Company shall (i) no later than the fifteenth Business Day following the end of each Fiscal Quarter (including the fourth Fiscal Quarter) and each Fiscal Year, use its reasonable best efforts to deliver to the Innovate Investor summarized financial information of the Company and its Subsidiaries showing revenue, gross profit, income from continuing operations, net income (loss) and net income (loss) attributable to the Company and, to the extent reasonably requested by the Innovate Investor, current assets, noncurrent assets, current liabilities and noncurrent liabilities, (ii) promptly notify the CONX Investor and the Innovate Investor of any impairment, restatement, material weakness, significant deficiency or going concern determination in respect of the Company or any of its Subsidiaries, (iii) with the audited financial statements delivered pursuant to Section 8.1(c), afford the accountants or independent auditors of each of the CONX Investor and the Innovate Investor reasonable access to the Company’s independent accountants, to management of the Company and its Subsidiaries to respond to questions and, subject to their customary access letter, to their completed workpapers, and use its reasonable best efforts to cause the Company’s independent accountants to furnish to such accountants or independent auditors a schedule of any uncorrected, passed or waived audit adjustments and a written confirmation of such independent accountants’ independence with respect to the Company, and, if separate financial statements of the Company are required to be filed pursuant to Rule 3-09 of Regulation S-X, the consent of the Company’s independent accountants to such filing and (iv) in connection with each review by the CONX Investor’s or Innovate Investor’s independent accountants of interim financial information for any Fiscal Quarter, afford such accountants reasonable access to the books, records, systems and personnel of the Company and its Subsidiaries and to the Company’s independent accountants during normal business hours and, subject to their customary access letter, their workpapers, in each case sufficient to permit such accountants to complete such review prior to the date on which the CONX Investor or the Innovate Investor, as applicable, is required to file its respective quarterly report on Form 10-Q for such Fiscal Quarter; provided, that the CONX Investor and Innovate Investor and their respective accountants shall conduct any such activities in such a manner as to maintain confidentiality and not to unreasonably interfere with the business or operations of the Company. The Company may withhold any information and materials to the extent that providing such information or materials is reasonably expected to, in each case, as determined by the Company in good faith, (A) adversely affect any attorney-client or similar privilege between the Company or any of its Subsidiaries and its respective counsel or (B) violate applicable Law; provided, further, that any such withholding shall be limited to the portions of such information and materials giving rise thereto, and the Company shall use its commercially reasonable efforts to make other reasonable substitute arrangements to provide such access to the extent practicable under the circumstances. All third-party costs and expenses incurred by the Company in providing or preparing any of the information, reports, access or cooperation contemplated by this Section 8.1(f) (other than costs incurred in connection with the Company’s ordinary-course accounting process) shall be at the sole cost and expense of the requesting Unitholder (or, if multiple Unitholder request such information, the cost and expense of providing or preparing any such information, reports, access or cooperation shall be split between the requesting Unitholders equally). Following the consummation of a Public Offering the Company may, in its sole discretion, designate any information provided pursuant to this Section 8.1(f) as material nonpublic information. Each Unitholder shall maintain the confidentiality of such material nonpublic information and shall use such information solely in connection with the preparation, audit or review of its financial statements and compliance with its SEC reporting obligations and for no other purpose. For so long as the Innovate Investor or any of its respective Affiliates is required to include or reflect financial information in respect of the Company in its financial statements or in any report or other document filed or furnished with the SEC and provide the CONX Investor with a reasonable opportunity to review such report or other document and give good faith consideration to the reasonable comments made by the CONX Investor prior to filing or furnishing such report or other document with the SEC.
(g)    Except as expressly set forth in this Agreement, the Innovate Investor acknowledges and agrees that neither the Innovate Investor nor any of its Affiliates shall have any right to receive any information regarding the Company or any of its Subsidiaries or to inspect or copy any books, records or other documents of the Company or any of its Subsidiaries whether pursuant to the Delaware Act, any successor statute or, from and after a Redomiciliation, any analogous provisions under Colorado Law or Nevada Law. To the fullest extent permitted by applicable Law, the Innovate Investor hereby irrevocably waives, relinquishes and agrees not to exercise any and all rights to obtain information concerning, or to inspect or copy the books and records of, the Company or any of its Subsidiaries, including any rights arising under Section 18-305 of the Delaware Act or, following a Redomiciliation, any analogous provisions under Colorado Law or Nevada Law.
Section 8.2    Fiscal Year. The fiscal year of the Company (the “Fiscal Year”) shall be the 12-month period ending on December 31 of each calendar year (or such other annual accounting period as may be established by the Board), and the Company’s taxable year shall be its Fiscal Year (unless determined otherwise by the Board).
ARTICLE 9
CERTAIN TAX AND ACCOUNTING MATTERS
Section 9.1    Corporation for Tax Purposes. The Unitholders intend that the Company shall be classified as an association taxable as a corporation for U.S. federal income tax and, to the extent applicable, state and local income tax purposes, and shall file an election with the IRS for the Company to be treated as a corporation for U.S. federal income tax purposes effective as of the date of the LLC Conversion and effective as of any Redomiciliation. Each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. The Company shall not, without the prior written consent of the CONX Investor, amend, modify or revoke such election or take or omit to take any action, which action or omission is reasonably expected to cause the Company not to be classified as an association taxable as a corporation.

Section 9.2    Tax Returns. The Board, at the expense of the Company, shall use its reasonable best efforts to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company in compliance with applicable Law.

ARTICLE 10
TRANSFER OF MEMBERSHIP INTERESTS
Section 10.1    Transfers by Unitholders.
(a)    No Unitholder shall Transfer any interest in any Units or Unitholder Securities except in compliance with this Article 10. Except for Transfers permitted by, and made in accordance with the express provisions of, the next succeeding sentence and Section 10.1(b) or any other agreement approved by the Board and binding upon the Unit to be Transferred and/or the holder thereof, no Unitholder shall Transfer, or offer or agree to Transfer, all or any part of any interest in such Person’s Units or Unitholder Securities. Subject to compliance with Section 10.1(b), a Unitholder shall only be permitted to Transfer its Units or Unitholder Securities as follows (subject, as applicable, to any obligations in any equity incentive plan and any Unit grant or award agreement applicable to such Units):
(i)    with the prior written consent of the Board;
(ii)    in the case of a Unitholder that is an entity, to an Affiliate of such Unitholder (other than in respect of any Unitholder Securities which have not fully vested in accordance with the agreements pursuant to which they were issued, which shall not be transferable unless expressly provided otherwise in such agreements);
(iii)    in the case of a Unitholder that is a natural person (including in respect of any Unitholder Securities which have not fully vested in accordance with the agreements pursuant to which they were issued, subject to any additional limitations set forth in such agreements or in any equity incentive plan to the extent applicable), (A) a Transfer of such Unitholder’s Units or Unitholder Securities for bona fide estate planning purposes to such Unitholder as trustee of a trust or trusts held solely for the benefit of a Member of the Immediate Family of such Unitholder or to a limited liability company or similar entity, provided that the Transferring Unitholder at all times retains management control over such entity with respect to the Units or Unitholder Securities held by such entity, or (B) upon the death of such Unitholder, such Units or Unitholder Securities may be distributed by the will or other instrument taking effect at death of such Units or Unitholder Securities or by applicable Laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such person;

(iv)    by the CONX Investor and the Innovate Investor to EchoStar or its Affiliates pursuant to the EchoStar Option, or any other Transfer in accordance with the Purchase Option Agreement or the EchoStar Option;
(v)    any Transfer of Units by any Unitholder to the Company and/or the CONX Investor or its Affiliates (including pursuant to Section 10.01(d)(i) of the Merger Agreement) (any Transferee in clauses (i), (ii), (iii), (iv) or (v), a “Permitted Transferee”);
(vi)    pursuant to the exercise of tag-along rights in accordance with Article 12 or in a Drag-Along Sale in accordance with Article 13;
(vii)    following the consummation of a Public Offering, in a Public Sale (subject to compliance with applicable securities laws and any applicable registration rights, lock-up or similar agreement or arrangement); or
(viii)    by the CONX Investor or the Innovate Investor at any time to any Person, subject to, if applicable, Section 10.3, the right of first offer set forth in Article 16 and the tag-along rights set forth in Article 12.
Notwithstanding the foregoing, no Unitholder may avoid the provisions of this Agreement by (x) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or (y) by issuing or permitting any Transfer of any equity securities of or interests in any entity holding (directly or indirectly) Unitholder Securities. If any Transfer to an Affiliate is made in reliance on Section 10.1(a)(ii), and the Affiliate to whom such Units or Unitholder Securities were Transferred thereafter ceases to be an “Affiliate” of the initial Transferring Unitholder, such Transfer shall be void and such Unitholder Securities shall be Transferred back to such initial Transferring Unitholder.
(b)    Each Transferee of Units or other Unitholder Securities shall, as a condition precedent to such Transfer, execute a counterpart to this Agreement and the other applicable Equity Agreements to which the Transferor Unitholder was a party and other documentation acceptable to the Board (including, in the case of a Unitholder who is a natural person, the execution of a Spousal Consent, if required) pursuant to which such Transferee shall agree to be bound by the provisions of this Agreement and the applicable provisions of the other applicable Equity Agreements. Notwithstanding anything to the contrary herein, the CONX Investor shall have the right to transfer all (or part) of the powers, preferences, rights and obligations of the CONX Investor, as applicable, as set forth in this Agreement to any Transferee to which the CONX Investor (or its Permitted Transferees) have Transferred its Units (and related Membership Interests) pursuant to a Transfer made in accordance with the provisions of this Agreement, at which point the rights of the CONX Investor transferred pursuant thereto shall terminate and thereafter such Transferee shall alone benefit from such rights (and such Transferee shall exercise such powers, preferences, rights and obligations hereunder, mutatis mutandis, and the Board shall be permitted to amend this Agreement to reflect such Transfer without further action or consent by the Unitholders, including the rights of the CONX Investor hereunder until such Transferee fails to hold 25% of the CONX Investor’s Original Amount).

Section 10.2    Effect of Assignment.
(a)    Any Unitholder who shall Transfer any Units or other Unitholder Securities shall cease to be a Unitholder of the Company with respect to such Units or other interest and shall no longer have any rights or privileges of a Unitholder with respect to such Units or other interest. Subject to the other terms of this Agreement, the Company shall, from the effective date of any valid Transfer, thereafter pay all further Distributions on account of the respective Units or Unitholder Securities, or award any right or privilege thereto, so Transferred to the Transferee in accordance with Section 4.1(b) hereto.
(b)    Any Person who acquires in any manner whatsoever any Units or other Unitholder Securities, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other Unitholder Securities of such Person was subject to or by which such predecessor was bound.
Section 10.3    Restriction on Transfer. In addition, notwithstanding any other provision of this Agreement to the contrary, (a) a Unitholder shall not Transfer all or any part of its Membership Interests in the Company if such Transfer would violate any provision of federal or state securities or blue sky Laws, including any exemption from registration under any such laws, or breach any undertaking or agreement of a Unitholder in connection with obtaining an exemption thereunder and (b) the Innovate Investor shall not, and shall cause its Affiliates not to, Transfer any Units or other Unitholder Securities (including through any indirect Transfer of an interest in a Person that directly or indirectly holds Units) to any Person that, as of the time of such Transfer, is or is an Affiliate of a Person that is a competitor of the CONX Investor, EchoStar or any of their respective Affiliates at the time of such proposed Transfer. Any purported Transfer in violation of this Section 10.3 shall be null and void ab initio.
Section 10.4    Transfer Fees and Expenses. Except as otherwise provided herein or in any equity incentive plan and the applicable Unit grant or award agreement, the Transferor and Transferee of any Units or other Unitholder Securities shall be jointly and severally obligated to reimburse the Company for all reasonable and documented expenses (including attorneys’ fees and expenses) of any Transfer, whether or not consummated.
Section 10.5    Void Transfers. Any Transfer by any Unitholder of any Units or other Unitholder Securities in contravention of this Agreement shall be void ab initio and ineffectual and shall not bind or be recognized by the Company or any other party, and no purported Transferee shall have any right as a Unitholder hereunder. Neither the Company nor the non-transferring Unitholders shall incur any liability as a result of refusing to make any such distributions to the transferee of any such invalid Transfer.
ARTICLE 11
ADMISSION OF UNITHOLDERS
Section 11.1    Substituted Unitholders. In connection with the Transfer of a Membership Interest of a Unitholder in accordance with, and to the extent permitted under, the terms of this Agreement and the other Equity Agreements, the Transferee shall become a Substituted

Unitholder on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with or waiver of the conditions to such Transfer (unless one of the conditions to such Transfer is that Board or Unitholder consent is required for the admission of such Transferee, in which case such consent must first be obtained) (including, in the case of a Unitholder who is a natural person, the execution of a Spousal Consent, if required), and such admission shall be shown on the books and records of the Company and Schedule A to this Agreement shall be amended to reflect such change in accordance with Section 3.1(a). Unless and until a Substituted Unitholder is admitted as a Unitholder, such Person shall have no powers, rights or privileges of a Unitholder of the Company.
Section 11.2    Additional Unitholders. A Person may be admitted to the Company as an Additional Unitholder only as contemplated under, and in compliance with, the terms of this Agreement, including furnishing to the Board (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 20.1, and, if requested by the Board, ratifying all agreements and other instruments of the Company that may have been executed and delivered on behalf of the Company on or prior to such date that are in force and effect on such date (including, for natural persons, the execution of a Spousal Consent, if required), and (b) such other documents or instruments as may be necessary or appropriate to effect such Person’s admission as a Unitholder. Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company and Schedule A to this Agreement shall be amended in accordance with Section 3.4(b) hereto. Unless and until an Additional Unitholder is admitted as such, such Person shall have no powers, rights or privileges of a Unitholder of the Company.
Section 11.3    Optionholders. Except to the extent otherwise set forth herein, no Person that holds securities (including options, warrants, or rights) exercisable, exchangeable, or convertible into Units shall have any rights with respect to such Units until such Person is actually issued Units upon such exercise, exchange, or conversion and, if such Person is not then a Unitholder, is admitted as a Unitholder pursuant to Section 11.2.
ARTICLE 12
TAG-ALONG RIGHTS
Section 12.1    Tag-Along Rights. Prior to any Transfer by the CONX Investor or any of its Affiliates that (a) would result in the CONX Investor and its Affiliates having Transferred more than 25% of the CONX Investor’s Original Amount when aggregated with all prior Transfers by the CONX Investor and its Affiliates (excluding, in each case, any Transfer to the Innovate Investor or its Affiliates pursuant to the Purchase Option Agreement and any Transfer to an Affiliate of the CONX Investor), (b) includes a Transfer of its right to appoint a majority of the Directors to such transferee or (c) would result in a third-party holding Units representing 50% or more of the voting power of the Units of the Company, in each case, other than a Drag-Along Sale in accordance with this Agreement, any Transfer to an Affiliate of the CONX Investor or any Transfer in accordance with the Purchase Option Agreement or EchoStar Option (subject to the foregoing exceptions, a “Tag Sale”), such Unitholder (the “Tag Selling Unitholder”) will give written notice at least 10 Business Days prior to the consummation of the proposed Tag Sale setting forth (i) the number of Units proposed to be sold, (ii) the consideration that it proposes to receive, (iii) the identity of the proposed Transferee, (iv) the expected date of the proposed Transfer and (v) the other material terms and conditions of the Tag Sale (such notice, a “Tag Sale Notice”) to the Company and each of the other Unitholders who then hold Unitholder Securities of the class(es) to be sold by such Unitholder (each, a “Tag-Along Unitholder,” and collectively, the “Tag-Along Unitholders”). Each Tag-Along Unitholder may, within 10 Business Days following receipt of the Tag Sale Notice, give to the Company an irrevocable written notice (a “Co-Sale Notice”) indicating that it desires to participate in the proposed Tag Sale. If any Tag-Along Unitholders elect to participate in such Tag Sale, each such Tag-Along Unitholder will be entitled to sell in the proposed Tag Sale, at the same price per Unit and on the same terms and conditions as the Tag Selling Unitholder (except as expressly provided in any equity incentive plan and Unit grant or award agreement in respect of each such Unit), a number of Unitholder Securities of the class proposed to be Transferred equal to the product of (A) the quotient determined by dividing (1) the aggregate number of such class of Unitholder Securities owned by such Tag-Along Unitholder by (2) the aggregate number of such class of Unitholder Securities owned by all of the holders of Unitholder Securities, and (B) the aggregate number of such class of Unitholder Securities to be sold in the contemplated Tag Sale (such product, the “Pro Rata Share” of such Tag-Along Unitholder).
Section 12.2    Election to Exercise Tag-Along Right. Any of the Tag-Along Unitholders may elect to sell in any Transfer contemplated under this Article 12 a lesser number of Unitholder Securities than such Tag-Along Unitholder’s Pro Rata Share, in which case the Tag Selling Unitholder shall have the right to sell in the aggregate an additional number of Unitholder Securities of such class in such Tag Sale equal to the number of Unitholder Securities of such class that such Tag-Along Unitholders have elected not to sell in such Tag Sale. The Tag Selling Unitholder shall use reasonable best efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Tag-Along Unitholders who have elected to participate in any contemplated Tag Sale, and the Tag Selling Unitholder shall not sell any of its Unitholder Securities to the prospective Transferee(s) unless (a) the prospective Transferee(s) agrees to allow the participation of the Tag-Along Unitholders who have elected to participate subject to the terms hereof or (b) the CONX Investor agrees to purchase the number of Unitholder Securities from the Tag-Along Unitholders that the Tag-Along Unitholders elected to sell pursuant to this Article 12 for the consideration per Unit to be paid to the CONX Investor by the prospective Transferee(s) (in which case the CONX Investor shall be entitled to sell such additional number of units of such class of Unitholder Securities to the prospective Transferee(s) for the consideration per Unit to be paid to the CONX Investor by the prospective Transferee(s)). A Co-Sale Notice shall constitute an irrevocable commitment by such electing Tag-Along Unitholders to Transfer the specified Unitholder Securities on the terms and conditions set forth in the Tag Sale Notice and as contemplated by this Agreement.
Section 12.3    Additional Terms of Sale. Each Tag-Along Unitholder who has elected to participate in any contemplated Tag Sale shall be required to become a party to, or enter into, any agreement(s) contemplated by the Co-Sale Notice and to be executed and delivered by the Tag Selling Unitholder in connection with the Tag Sale of the Unitholder Securities and shall be entitled to receive payment for such Unitholder Securities on the terms and at the time contemplated by the Tag Sale; provided that, such agreements shall include customary terms and provisions for such a transaction, including, if applicable, (a) customary pro rata escrow, indemnities and hold-backs, to the extent the Tag Selling Unitholder agrees to the same, which indemnification obligations shall be (i) several and not joint and several and (ii) no less favorable to any Tag-Along Unitholders than that resulting from pro rata indemnification by all the Tag-Along Unitholders and the Tag Selling Unitholder based on the proceeds to be received by such Persons in the Sale, and (b) covenants, representations and warranties, no less favorable to the Tag-Along Unitholders than those agreed to by the Tag Selling Unitholder; provided, further, that in no event shall (A) the liability of any Tag-Along Unitholder in respect of its participation, in any Tag Sale, whether in connection with an indemnity or otherwise, exceed the proceeds actually received by such Unitholder in the Sale, (B) any Tag-Along Unitholder be required to make any representations or warranties with respect to the Company or any of its Subsidiaries other than with respect to such Unitholder’s title to, and the absence of any encumbrance on, such Unitholder Securities, such Unitholder’s authority and capacity to enter into, and the enforceability against such Unitholder of, the applicable transaction documentation, and such other customary representations and warranties as are reasonably acceptable to such Unitholder, (C) any Tag-Along Unitholder be required to indemnify any Person in respect of any representation, warranty or covenant other than its own (other than pursuant to a pro rata indemnification hold-back or escrow borne by all holders of Unitholder Securities participating in the Tag Sale) or (D) any Tag-Along Unitholder be required to agree to any non-compete, non-solicitation or other restrictive covenants (but may be required to agree to customary confidentiality covenants and covenants not to sue on claims relating to payments that are actually received by the Tag-Along Unitholder in respect of Units). The Tag-Along Unitholders who have elected to participate in any contemplated Tag Sale shall bear their pro rata share of the reasonable costs and expenses incurred by or on behalf of the Company or the Tag Selling Unitholders in connection with such Tag Sale (based on the amount by which each Tag-Along Unitholder’s pro rata share of the aggregate proceeds paid with respect to its Unitholder Securities would have been reduced had the aggregate proceeds available for distribution to the holders of Unitholder Securities participating in such proposed Tag Sale been reduced by the amount of such costs and expenses); provided that, if a proposed Tag Sale is abandoned, terminated or otherwise not consummated, no Tag-Along Unitholder shall be required to bear any portion of such costs and expenses.
Section 12.4    Termination. The provisions of this Article 12 will terminate automatically and be of no further force and effect immediately prior to the consummation of a Public Offering.
Section 12.5    Limitations. None of the following shall constitute Unitholder Securities for any purpose in calculating the Pro Rata Share or the Units in respect of which Unitholders are entitled to exercise tag-along rights under this Article 12: (a) Unitholder Securities issuable upon or in connection with the exercise of employee options (or similar equity-like incentive shares or units) which have not vested or are otherwise not exercisable; (b) Unitholder Securities issuable upon or in connection with the exercise of vested employee options (or similar equity-like incentive shares or units) whose per share or per unit exercise price is more than the price to be paid for such share or unit in such Transfer; (c) Unitholder Securities whose per share or per unit participation threshold is more than the price to be paid for such share or unit in such Transfer; and (d) Unitholder Securities held subject to vesting (i.e., to the extent subject to possible forfeiture or repurchase by the Company at less than fair market value).

ARTICLE 13
DRAG-ALONG RIGHTS
Section 13.1    Drag-Along Sale. In the event that the CONX Investor proposes to Transfer any of its Unitholder Securities (a) in an amount equal to at least 50% of the issued and outstanding Common Units to a bona fide third party that is not an Affiliate of the CONX Investor or (b) that would result in such bona fide third party having the ability to elect a majority of the Directors, the CONX Investor shall have the right (a “Drag-Along Right”) to require each other Unitholder (each, a “Dragged Unitholder”) to Transfer its Unitholder Securities to such third party (a “Drag-Along Sale”) in accordance with this Article 13; provided that, no Drag-Along Right may be exercised in a manner that would impair the rights of the Innovate Investor or Innovate Parent under the EchoStar Option. In order to exercise its Drag-Along Right, the CONX Investor shall deliver a written notice (a “Drag-Along Sale Notice”) to the Company and Dragged Unitholder(s) informing them of the Drag-Along Sale, including in reasonable detail (i) the number and class of Unitholder Securities proposed to be sold, (ii) the consideration that the CONX Investor proposes to receive in respect of its Unitholder Securities and that the holders of Units will receive in the Drag-Along Sale, (iii) the identity of the third-party Transferee and (iv) the other material terms and conditions upon which the Unitholder Securities are to be Transferred. The Drag-Along Sale Notice shall be given at least 10 Business Days before the closing of the proposed Transfer.
Section 13.2    Consent, Waiver, Release. Each Unitholder hereby agrees with respect to all Unitholder Securities such Unitholder holds, or otherwise exercises dispositive power: (a) in the event the Drag-Along Sale requires the approval of any Unitholders, to vote (in person, by proxy or by action by written consent) all Unitholder Securities held by such Unitholder in favor of such transaction and in opposition to any and all other proposals that could reasonably be expected to delay or impair the consummation of such transaction, (b) in the event all or any portion of any Drag-Along Sale is structured as a sale of securities, to sell and Transfer all (or such other portion as described in the Drag-Along Sale Notice) of its Unitholder Securities (and any other securities of the Company) at the price and on the terms and conditions approved by the CONX Investor, and (c) that it hereby (on behalf of itself and its Affiliates) expressly, irrevocably and unconditionally (i) releases and forever discharges the Company, CONX Investor and any of their respective Affiliates and its and their respective representatives as applicable, and its and their respective former, current and future members, limited or general partners, unitholders and stockholders (the “Drag Releasees”), from any and all claims, causes of action, demands, damages, judgments, debts, dues, suits, proceedings or liabilities of every kind, nature and description whatsoever, whether in law or in equity or granted by statute, which such Unitholder or any of its successors or assigns ever had, now has or may have arising out of, relating to, or accruing from any Drag-Along Sale and (ii) agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, assert any claim of the type described in this Section 13.2 against any Drag Releasee arising out of, relating to or in connection with the exercise of any Drag-Along Right or Drag-Along Sale; provided, that nothing contained in this Section 13.2 shall release, waive or discharge the rights of any Person with respect to fraud or such Person’s rights under the Equity Agreements. In connection with this Section 13.2, each Unitholder, on behalf of itself and its Affiliates, hereby expressly waives the benefits of Section 1542 of the Civil Code of the State of California and any rights that such Unitholder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME

OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Each Unitholder on behalf of itself and its Affiliates, hereby waives the benefits of, and any rights that such Unitholder or its Affiliates may have under, applicable Law regarding the release of unknown claims in any jurisdiction that arise from any agreement, arrangement, event, matter, cause, thing, act, omission or conduct described in this Section 13.2.
Section 13.3    Cooperation. From and after the delivery of a Drag-Along Sale Notice, each Dragged Unitholder shall (a) cooperate in good faith and use reasonable best efforts to effect such Drag-Along Sale expeditiously in accordance with and subject to the terms of this Agreement and (b) promptly execute and deliver (or cause to be executed and delivered) any transaction documentation reasonably contemplated to be entered into by the CONX Investor to consummate the Drag-Along Sale, which transaction documentation shall provide that the Dragged Unitholders shall receive as consideration upon such Drag-Along Sale for their respective Unitholder Securities of the Company the amount (and same manner) of consideration to which it would be entitled under Section 13.4 and include customary terms and provisions for such a transaction (including, if applicable, customary pro rata escrows, indemnities and hold-backs, to the extent that the CONX Investor agrees to same, which indemnification obligations shall (i) be several and not joint and several and (ii) no less favorable to such Dragged Unitholders than that resulting from pro rata indemnification by all the Dragged Unitholders and the CONX Investor based on the proceeds to be received by such Persons in the Drag-Along Sale), and include covenants, representations and warranties no less favorable to the Dragged Unitholders than those agreed to by the CONX Investor for itself; provided that, in no event shall (A) the liability of any Dragged Unitholder in respect of its participation in any Drag-Along Sale, whether in connection with an indemnity or otherwise, exceed the proceeds actually received by such Unitholder in the Drag-Along Sale, (B) any Dragged Unitholder be required to make any representations or warranties with respect to the Company or any of its Subsidiaries other than with respect to such Unitholder’s title to, and the absence of any encumbrance on, such Unitholder Securities, such Unitholder’s authority and capacity to enter into, and the enforceability against such Unitholder of, any transaction documentation reasonably necessary to consummate the Drag-Along Sale, and such other customary representations and warranties as are reasonably acceptable to such Unitholder, (C) any Dragged Unitholder be required to indemnify any Person in respect of any representation, warranty or covenant other than its own (other than pursuant to a pro rata indemnification hold-back or escrow borne by all holders of Unitholder Securities participating in the Drag-Along Sale), (D) any Dragged Unitholder be required to agree to any non-compete, non-solicitation or other restrictive covenants (but may be required to agree to customary confidentiality covenants and covenants not to sue on claims relating to payments that are actually received by the Dragged Unitholder in respect of Units) and (E) a Dragged Unitholder be liable to the third-party purchaser for any punitive, exemplary, consequential, incidental or similar damages in connection with any Dragged Unitholder’s indemnification obligations in such Transfer of its Unitholder Securities (except to the extent such damages are owed by an indemnitee to unrelated third parties). Except as otherwise provided in applicable transaction documentation, the CONX Investor shall have the right, in its sole discretion, at all times prior to consummation of the proposed Drag-Along Sale to abandon or otherwise terminate such sale or other disposition, and the CONX Investor shall have no liability to the Company or any Unitholders with respect thereto by virtue of such abandonment or termination.

Section 13.4    Consideration Payable upon a Drag-Along Sale. All proceeds received in connection with a Drag-Along Sale for Units shall be allocated and distributed among the CONX Investor and the Dragged Unitholders in respect of their Unitholder Securities included in such Drag-Along Sale in accordance with the provisions of Section 4.1(a) of this Agreement (assuming, for purposes of such determination, that the Unitholder Securities sold in such Drag-Along Sale are the only Unitholder Securities then outstanding, and subject to Section 4.1(a)); provided, however, that all Unitholders must receive the same price per Unit and the same form of consideration (or the right to elect the same form of consideration) with respect to the same class and series of Units held thereby and included in the Drag-Along Sale, and otherwise on the same terms and conditions as the CONX Investor. Each holder of Unitholder Securities shall take all necessary or desirable actions reasonably requested by the CONX Investor in furtherance of the allocation and distribution of the aggregate consideration from such Transfer in accordance with this Section 13.4.
Section 13.5    Expenses. All holders of Unitholder Securities shall bear, as a reduction from the proceeds distributable to such Unitholders in connection therewith, their pro rata share of the out-of-pocket costs and expenses (based on the amount by which each Unitholder’s share of the aggregate proceeds paid with respect to its Unitholder Securities would have been reduced had the aggregate proceeds available for distribution to the Unitholders been reduced by the amount of such costs and expenses) incurred by the Company or the CONX Investor in connection with any sale of Unitholder Securities pursuant to a Drag-Along Sale to the extent such costs and expenses are not otherwise paid by the Company or the acquiring party; provided that, if a proposed Drag-Along Sale is abandoned, terminated or otherwise not consummated, no Dragged Unitholder shall be required to bear any portion of such costs and expenses. Subject to the foregoing, costs or expenses incurred by the holders of Unitholder Securities on their own behalf shall not be considered costs or expenses of the transaction hereunder.
Section 13.6    Delivery of Certificates. In the event that at the time of the approval or consummation of a Drag-Along Sale, any of the Unitholder Securities are Certificated Securities and a Unitholder fails to deliver any certificates representing such Person’s Certificated Securities and related instruments of Transfer as required by Section 13.3, or in lieu thereof, a customary affidavit (and indemnity) attesting to the loss or destruction of such certificate(s), such Unitholder: (a) shall not be entitled to the consideration that such Person would otherwise receive in the Drag-Along Sale until such holder cures such failure (provided that, after curing such failure, such holder will be so entitled to such consideration without interest, and subject to reduction on account of any expenses incurred by the Company), (b) shall be deemed, for all purposes, no longer to be a Unitholder and shall have no voting rights, (c) shall not be entitled to any distributions declared or made after the consummation of the Drag-Along Sale with respect to the Unitholder Securities held by such holder, (d) shall have no other rights or privileges granted to Unitholders under this Agreement or any future agreement relating to the Unitholder Securities and (e) in the event of liquidation of the Company, such holder’s rights with respect to any consideration that such holder would have received if such holder had complied with this Article 13 shall be subordinate to the rights of any other holder of Unitholder Securities.

Section 13.7    Termination. The provisions of this Article 13 will terminate automatically and be of no further force and effect immediately prior to the consummation of a Public Offering.
Section 13.8    Rule 501. If the Company or the holders of Unitholder Securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each holder of Unitholder Securities which is not an accredited investor (as that term is defined in Rule 501 or any similar rule then in effect (“Rule 501”) promulgated under the Securities Act) will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501) designated by or reasonably acceptable to the Board. If any holder of Unitholder Securities appoints a purchaser representative designated by the Board, the Company will be responsible for the fees of the purchaser representative so appointed. If any holder of Unitholder Securities declines to appoint the purchaser representative designated by the Board, such holder will appoint another purchaser representative (reasonably acceptable to the Board) and such holder will be responsible for the fees of the purchaser representative so appointed.
ARTICLE 14
PREEMPTIVE RIGHTS
Section 14.1    Preemptive Rights Notice; Preemptive Share Calculation.
(a)    If the Company authorizes the issuance or sale after the date hereof of any New Securities, the Company shall offer to issue or sell to each of the CONX Investor and the Innovate Investor (subject to the last sentence of this Section 14.1, each, an “Eligible Unitholder”) such Unitholder’s Preemptive Share of such New Securities by delivering a written notice (a “Preemptive Rights Notice”) to each such holder describing in reasonable detail (i) the New Securities proposed to be issued or sold, (ii) the purchase price and payment terms therefor, (iii) the other material terms and conditions of the New Securities (including the price and, if known, the proposed issuance date(s) (which shall (subject to Section 14.5) be at least 10 Business Days from the date of such notice), voting powers, preferences, and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest or dividend rate and maturity) and (iv) such holder’s Preemptive Share. “Preemptive Share” means, with respect to any Eligible Unitholder, as of the time of determination, the quotient obtained by dividing the number of Common Units held by such Unitholder by the aggregate number of outstanding Common Units held by the Eligible Unitholders in aggregate immediately prior to issuance of the Preemptive Rights Notice.
(b)    Notwithstanding anything to the contrary contained herein, the Company shall not have any obligation to issue New Securities or to offer to issue any New Securities under this Article 14 to any Person who is not an “accredited investor” as such term is defined in Regulation D under the Securities Act and any such Person shall not be an “Eligible Unitholder” for purposes of this Article 14.
(c)    “New Securities” means: (i) any Equity Securities of any kind, and equity securities, or securities convertible into equity securities, of any Subsidiary of the Company, or

(ii) any indebtedness for borrowed money or debt securities, solely in the case of this clause (ii) to the extent to be issued to the CONX Investor or the Innovate Investor and their respective Affiliates; provided that, in no event shall New Securities include any:
(i)    Equity Securities (or any equity securities, or securities convertible into equity securities, of any Subsidiary of the Company) or debt or debt securities issued in connection with any Equity Securities (or any equity securities, or securities convertible into equity securities, of any Subsidiary of the Company) or debt or debt securities split, dividend, distribution, combination, recapitalization or similar transaction of the Company or any of its Subsidiaries;
(ii)    Equity Securities (or any equity securities, or securities convertible into equity securities, of any Subsidiary of the Company) or debt or debt securities issued in connection with, or in furtherance of the financing of, strategic transactions involving the Company or any of its Subsidiaries and any other entities (including (A) joint ventures and similar arrangements, (B) investments or (C) acquisitions by the Company or any of its Subsidiaries (in each case, whether through a purchase of securities, a merger, consolidation, purchase of assets or otherwise)), provided that, such Equity Securities (or any equity securities, or securities convertible into equity securities, of any Subsidiary of the Company) are being issued as consideration for the strategic transaction and not in connection with financing such strategic transaction;
(iii)    Equity Securities (or any equity securities, or securities convertible into equity securities, of any Subsidiary of the Company) issued upon conversion, exchange or exercise of any Equity Securities (or any equity securities, or securities convertible into equity securities, of any Subsidiary of the Company);
(iv)    issuances or sales of Equity Securities (or any equity securities, or securities convertible into equity securities, of any Subsidiary of the Company) to employees, officers, directors, managers or consultants of the Company or any of its Subsidiaries pursuant to employee benefits or similar employee or equity incentive plans or arrangements or hiring or retention plans or arrangements of the Company or any of its Subsidiaries;
(v)    any issuances or sales of equity securities, or securities convertible into equity securities, of any Subsidiary of the Company, (A) to the Company or any other Subsidiary of the Company (including in connection with the formation of a new Subsidiary or the formation of bona fide joint ventures and similar arrangements), (B) in connection with entering into, exiting or operating bona fide joint ventures and similar arrangements or (C) in connection with the sale of a majority of the equity securities, or securities convertible into equity securities, of any Subsidiary of the Company, to a third party; and
(vi)    Equity Securities issued to the Innovate Investor or its Affiliates pursuant to Section 10.01(d)(ii) of the Merger Agreement.
Section 14.2    Preemptive Election Notice. Each Eligible Unitholder may elect to purchase all (but not less than all) of such Eligible Unitholder’s Preemptive Share of the New Securities being issued or sold by the Company, by delivering, within 10 Business Days after receipt of a Preemptive Rights Notice from the Company (the “Offering Period”), a written notice (a “Preemptive Election Notice”) to the Company describing such holder’s election hereunder together with an irrevocable commitment to participate at the price and on the terms specified in the

Preemptive Rights Notice. Each Eligible Unitholder who fails for any reason to deliver a Preemptive Election Notice to the Company within the Offering Period shall be deemed to have waived any and all of such Eligible Unitholder’s rights under this Article 14 in respect of the issuance of New Securities described in the applicable Preemptive Rights Notice. For the avoidance of doubt, an Eligible Unitholder’s failure to deliver a Preemptive Election Notice under this Article 14 in any one instance shall not affect such Eligible Unitholder’s right as to any subsequent proposed issuance subject to this Article 14.
Section 14.3    Additional Terms of Purchase. Each Eligible Unitholder shall be entitled to purchase the New Securities being issued or sold by the Company at the same price and on other economic terms no less favorable in the aggregate than the terms on which such New Securities are proposed to be issued or sold by the Company at such time; provided that, if the Person to whom such New Securities are to be issued will be required to also purchase other securities or instruments of the Company or its Subsidiaries, each Eligible Unitholder shall, in order to exercise such Eligible Unitholder’s rights pursuant to this Article 14, also be required to purchase such other securities or instruments of the same type (at the same price and on other economic terms no less favorable in the aggregate and in the same relative amounts) that such Person(s) to whom the New Securities may be issued; provided, further, that each Eligible Unitholder shall, subject to Section 14.5 and if required by the Company, consummate the purchase of such other securities or instruments of the Company or its Subsidiaries at the same time and place as the issuance to such Person(s). Each Eligible Unitholder participating in such purchase shall also be obligated to execute agreements in the form presented to such holder by the Company, so long as such agreements are substantially similar to those to be executed by such Person(s) and include customary terms and provisions for such transactions. The purchase price for all New Securities offered to each Eligible Unitholder shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company. Each Eligible Unitholder participating in such an issuance agrees that it shall use reasonable best efforts to cooperate and effect such issuance and purchase expeditiously in accordance with and subject to the terms of this Agreement.
Section 14.4    Reoffer. The Company shall be entitled, during the 180 days following the expiration of the Offering Period, to sell the New Securities described in the Preemptive Rights Notice which the Eligible Unitholders have not elected to purchase, in one or more transactions and to one or more Persons, as determined by the Board, at a price not less than that set forth in the applicable Preemptive Rights Notice and on other economic terms and conditions not more favorable to the purchaser(s) thereof in any material respect, in the aggregate, than those set forth in the Preemptive Rights Notice (with such 180-day period subject to any extensions required to comply with regulatory Law or to obtain any applicable approval from a Governmental Entity or other required approval), except that the amount of New Securities to be sold by the Company may be reduced. Any New Securities offered or sold by the Company after such period must be reoffered to the Eligible Unitholders if required pursuant to the terms of this Article 14.
Section 14.5    Delayed Notice. Notwithstanding anything herein to the contrary, if the Board determines in good faith that the Company or any of its Subsidiaries expeditiously require additional funds, the Company may issue New Securities without first complying with this Article 14; provided that, within 45 days after such issuance, the Company offers to each Eligible Unitholder the opportunity to purchase from the purchasers thereof (or from the Company in connection with a corresponding redemption or repurchase by the Company from such purchasers), such Eligible Unitholder’s Preemptive Share of the aggregate number of New Securities issued prior to compliance with this Article 14 (but in any case adding to the purchase price to be paid by such Eligible Unitholder any yield that accrues on such New Securities through the date of such purchase by such Eligible Unitholder) in accordance with this Article 14, mutatis mutandis.
Section 14.6    Termination. The preemptive rights under this Article 14 shall terminate automatically and be of no further force or effect immediately prior to the consummation of the first to occur of (a) a Public Offering (and for the avoidance of doubt, shall not apply to a Public Offering or any conversion in connection therewith) or (b) any transaction or series of related transactions, other than a Public Offering, pursuant to which any Person or group of related Persons (other than the CONX Investor or an Affiliate thereof) in the aggregate acquires equity securities possessing the voting power or contractual right (other than voting rights arising only in the event of a default or breach) to elect all of the Directors or all of the directors of its corporate successor.
ARTICLE 15
PUBLIC OFFERING AND STRUCTURING
Section 15.1     Public Offering and Structuring. The Board shall have the power and authority, in order to facilitate a Public Offering, to cause the Company or any of its Subsidiaries to undergo a conversion or reorganization into another entity form, including by (a) the transfer of all of the assets and liabilities of the Company and its Subsidiaries, or the transfer of any portion of such assets and liabilities, to one or more corporations in exchange for shares of such corporation(s) and the subsequent distribution of such shares, at such time as the Board may determine, to the Unitholders in accordance with Section 4.1(a), (b) conversion of the Company into a corporation pursuant to Section 18-216 of the Delaware Act (or any successor section thereto or, following any Redomiciliation, the analogous provisions under Colorado Law or Nevada Law) or (c) Transfer by each Unitholder of Units held by such Unitholder to one or more corporations in exchange for shares of such corporation(s) (including by merger of the Company into a corporation) (any of the foregoing, a “Conversion”); provided that any such Conversion shall be structured to be effective substantially concurrently with the consummation of the Public Offering (it being understood that such Conversion may be effected prior to the consummation of the Public Offering to the extent determined to be reasonably necessary by the Board in order to effectuate such Public Offering). In connection with any such Conversion as provided above, each Unitholder of a particular class shall receive the same form and the same amount per Unit of such class (except as necessary to give effect to the applicable terms of any equity incentive plan and the Unit grant or award agreement in respect of each such Unit) and if any holders of a class of Units are given an option as to the form and amount of securities to be received, each holder of such class of Units shall be given the same option. Each Unitholder and holder of Unitholder Securities hereby agrees that the Company may, in connection with any such structure, execute any amendments to this Agreement that terminate provisions that are no longer applicable following the institution of such a structure (including those that may not be consistent with the certificate of formation or other organizational documents of the Company) and modify existing provisions of this Agreement to the extent reasonably necessary or customary to make such provisions consistent with any such structure and status as a public company, in each case, as determined by the Board in good faith, provided that, (i) no such amendment shall terminate or modify (other than modifications or amendments required to comply with applicable Law or the rules of the applicable securities exchange) Section 8.1(f) in a manner that is adverse to the CONX Investor or the Innovate Investor, as applicable, (ii) any such amendment that adversely affects the rights of the CONX Investor or the Innovate Investor, as applicable, shall only become effective upon, and subject to, the consummation of the Public Offering, and (iii) prior to the execution of any amendment to this Agreement, the CONX Investor and the Innovate Investor shall have the right to review and provide reasonable comments to such amendments. The Company shall pay any and all organizational, legal and accounting expenses and filing fees incurred in connection with such Conversion. Each Unitholder shall use reasonable best efforts to execute and deliver any documents and instruments and perform any additional acts that may be necessary or appropriate, as determined by the Board, to effectuate and perform any transaction described in this Section 15.1, including (A) consenting to, voting for and waiving any dissenter’s rights, appraisal rights or similar rights with respect to a reorganization pursuant to the terms of this Section 15.1, (B) complying with the requirements of all Laws that are applicable or that have jurisdiction over such Public Offering and using reasonable efforts to cooperate with the Company and assist the Company in making any filings required by applicable Law and (C) executing of all documents as may be reasonably requested by the Board, including a customary holdback, lock-up or similar agreement (not to exceed 180 days), in each case at the expense of the Company and following the opportunity of the CONX Investor and the Innovate Investor to review and provide reasonable comments to such amendment. It is understood and agreed that the consent rights of the Innovate Director set forth in Section 5.3(h) shall not restrict any of the actions taken pursuant to this Section 15.1 that are effective upon or after the consummation of the Public Offering.
ARTICLE 16
RIGHT OF FIRST OFFER
Section 16.1    Right of First Offer.
(a)    Prior to the initiation or marketing of, or the acceptance of any offer with respect to, any Transfer by the CONX Investor, the Innovate Investor or any of their respective Affiliates of any of their respective Unitholder Securities, other than a Transfer (i) to a Permitted Transferee pursuant to Section 10.1(a)(ii), Section 10.1(a)(iii), Section 10.1(a)(iv) or Section 10.1(a)(v), (ii) pursuant to a Drag-Along Sale in accordance with this Agreement, (iii) any Transfer in accordance with the Purchase Option Agreement or EchoStar Option or (iv) any Transfer of any Equity Interests in any direct or indirect parent entity of the CONX Investor or the Innovate Investor (provided that, the foregoing exception shall not apply to any change of control of the CONX Investor, the Innovate Investor or any of their respective Affiliates that then holds Unitholder Securities, or of any direct or indirect parent entity of the CONX Investor or the Innovate Investor, other than, in the case of the CONX Investor, CONX (or such other ultimate parent entity that is publicly traded), and in the case of the Innovate Investor, Innovate Corp. (or such other ultimate parent entity that is publicly traded)) (subject to the foregoing exceptions, a “ROFO Sale”), such Unitholder (the “ROFO Selling Unitholder”) will give written notice at least 10 Business Days prior to the consummation of the proposed ROFO Sale setting forth (A) the number of Units proposed to be sold (the “ROFO Units”), (B) the consideration that it proposes to receive, including the price per ROFO Unit (the “ROFO Offer Price”), (C) the identity of the proposed Transferee, (D) the expected date of the proposed Transfer and (E) the other material terms and conditions of the ROFO Sale (such notice, a “ROFO Sale Notice”) to the Company and the CONX Investor or Innovate Investor, as applicable (the “ROFO Unitholder”), and such ROFO Sale Notice shall be an offer to sell the applicable ROFO Units at the ROFO Offer Price on terms and conditions that the ROFO Selling

Unitholder would be willing to accept. The ROFO Unitholder may, within 10 Business Days following receipt of the ROFO Sale Notice (the “ROFO Acceptance Period”), give to the ROFO Selling Unitholder and the Company a written notice (a “ROFO Acceptance Notice”) indicating that it desires to purchase all (but not less than all) of the ROFO Units.
(b)    If the ROFO Unitholder does not give a ROFO Acceptance Notice within the ROFO Acceptance Period, then the ROFO Unitholder shall be deemed to have declined its opportunity to give a ROFO Acceptance Notice and the ROFO Selling Unitholder shall, during the period commencing on the date of expiry of the ROFO Acceptance Period and ending on the date that is 30 Business Days following the date of expiry of the ROFO Acceptance Period (or such later date as may be required to comply with regulatory Law or to obtain any applicable approval from a Governmental Entity or other required approval), be entitled to Transfer all of the ROFO Units to a third party at a price equal to or greater than the ROFO Offer Price and on other material terms and conditions that are no more favorable, in any material respect, to such third party than those set forth in the ROFO Sale Notice. If such Transfer is not consummated within such period, then the restrictions provided for in this Section 16.1 shall again apply and the CONX Investor or the Innovate Investor, as applicable, shall again comply in full with the provisions of this Section 16.1. For the avoidance of doubt, the CONX Investor or the Innovate Investor, as applicable, shall be required to deliver a new ROFO Sale Notice for any subsequent proposed ROFO Sale.
(c)    If the ROFO Unitholder gives a ROFO Acceptance Notice to the ROFO Selling Unitholder within the ROFO Acceptance Period, the ROFO Selling Unitholder and the ROFO Unitholder shall negotiate in good faith with each other to agree to the terms of the definitive documentation (“ROFO SPA”) on customary terms pursuant to which the ROFO Unitholder will acquire the ROFO Units from the ROFO Selling Unitholder at the ROFO Offer Price (or such other price as may be agreed by the ROFO Selling Unitholder and the ROFO Unitholder), and shall consummate the ROFO Sale within 60 days after the ROFO Unitholder’s acceptance of the offer (or such later date as may be required to comply with regulatory Law or to obtain any applicable approval from a Governmental Entity or other required approval). If the ROFO Selling Unitholder and the ROFO Unitholder are unable to agree to the terms of the ROFO SPA within 10 Business Days following receipt of the ROFO Acceptance Notice (the “ROFO Negotiation Period”) then the ROFO Selling Unitholder will, for a period commencing on the date of expiry of the ROFO Negotiation Period and ending on the date that is 30 Business Days following the date of expiry of the ROFO Negotiation Period, be entitled to Transfer all of the ROFO Units to a third party at a price equal to or greater than the ROFO Offer Price and on other material terms and conditions that are no more favorable, in any material respect, to such third party than those set forth in the ROFO Sale Notice.

ARTICLE 17
WITHDRAWAL AND RESIGNATION
Section 17.1    Withdrawal and Resignation of Unitholders. So long as a Unitholder holds any Membership Interest, no Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding-up of the Company pursuant to Article 18, except simultaneous with the Transfer of all of a Unitholder’s Units or Unitholder Securities in a Transfer permitted by this Agreement and if such Transfer is to a Person that is not a Unitholder, the admission of such Person as a Unitholder pursuant to Section 11.1. Any such withdrawal or resignation or attempted withdrawal or resignation by a Unitholder prior to the dissolution or winding-up of the Company shall be null and void, except as otherwise expressly permitted by this Agreement. As soon as any Person who is a Unitholder fails to hold any Membership Interests, such Person shall no longer be a Unitholder. A Unitholder shall not cease to be a Unitholder as a result of the bankruptcy of such Unitholder or as a result of any other events specified under applicable Law. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal. The provisions hereof with respect to distributions upon withdrawal are exclusive, and no Unitholder shall be entitled to claim any further or different distribution upon resignation under applicable Law or otherwise.
ARTICLE 18
DISSOLUTION AND LIQUIDATION
Section 18.1    Dissolution. The Company shall not be dissolved by the admission of any additional Unitholders (including by the admission of Additional Unitholders or Substituted Unitholders) nor by the death, retirement, expulsion, bankruptcy or dissolution of a Unitholder. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:
(a)    at any time by action of the Board, subject to Section 5.3(h); or
(b)    the entry of a decree of judicial dissolution of the Company under applicable Law.
Except as otherwise set forth in this Article 18, the Company is intended to have perpetual existence.
Section 18.2    Liquidation and Termination. Upon dissolution of the Company, the Company’s affairs shall be promptly wound up in accordance with the provisions of this Article 18 and the Company’s assets shall be distributed as set forth in this Article 18. Upon dissolution, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company, sell all or any portion of the Company assets for cash or cash equivalents as they deem appropriate, and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board. The liquidators shall pay, satisfy, or discharge from the Company’s funds all of the debts, liabilities, and obligations of the Company (including all expenses incurred in liquidation and including equity incentive plan awards that are contractual in nature) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) and shall promptly distribute the remaining assets to the holders of Units in accordance with Section 4.1(a) (the “Final Distribution”). In making such distributions, the liquidators shall allocate each type of asset (i.e., cash, cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder. Any such distributions in kind shall be subject to (a) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (b) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time. For purposes of any such distribution, any property to be distributed will be valued at its Fair Market Value, as determined by the liquidators in good faith.
The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 18.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company’s property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, it has no claim against any other Unitholder for those funds.
Section 18.3    Cancellation of Certificate. Upon completion of the distribution of Company assets as provided herein, the Company shall be terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as applicable Law may require or permit) shall cause the cancellation of the Certificate of Formation, cancel any other filings made pursuant to this Agreement that are to be or should be canceled, and take such other actions as may be necessary to terminate the Company pursuant to applicable Law. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 18.3.
Section 18.4    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 18.2 in order to minimize any losses otherwise attendant upon such winding-up.
Section 18.5    Return of Capital. Absent fraud, bad faith or willful misconduct, the liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from Company assets).
Section 18.6    Reserves Against Distributions. The Board and liquidators shall have the right to withhold from Distributions payable to any Unitholder under this Agreement amounts sufficient to pay and discharge any reasonably anticipated contingent liabilities of the Company. Any amounts remaining after payment and discharge of any such contingent liabilities of the Company will be paid to the Unitholders from whom the Distributions were withheld.

ARTICLE 19
VALUATION
Section 19.1    Determination. Subject to Section 19.2, the Fair Market Value of the assets of the Company or of a Unit or Unitholder Security will be determined by the Board, or, if pursuant to Section 18.2, the liquidators, in their good-faith judgment in such manner as it deems reasonable and using all factors, information and data deemed to be pertinent, including, in the case of any determination made with respect to Fair Market Value as of any prior date, any facts and circumstances of which the Board or such liquidators may be aware arising after such prior date.
Section 19.2    Fair Market Value. “Fair Market Value” of (a) a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset (free and clear of all Liens (other than Liens arising under the Equity Agreements or applicable securities laws) and after payment of all liabilities secured only by such asset), under no compulsion to sell, in an arm’s-length transaction with an unaffiliated third party with no compulsion to buy consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale) and (b) the Company will mean the amount which the Company would receive in an all-cash sale of all of its assets and businesses as a going concern (free and clear of all Liens (other than Liens arising under the Equity Agreements or applicable securities laws) and after payment of indebtedness for borrowed money), under no compulsion to sell, in an arm’s-length transaction with an unaffiliated third party with no compulsion to buy consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the Company other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the Company); provided that, the “Fair Market Value” of any publicly traded equity security (including, if applicable, Unitholder Securities) shall be determined as follows: (i) if traded on a securities exchange, the “Fair Market Value” shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three calendar days prior to the relevant date of determination; and (ii) if actively traded over-the-counter, the “Fair Market Value” shall be deemed to be the average of the closing bids or sale prices (whichever are applicable) over the 30-day period ending three calendar days prior to the relevant date of determination. After a determination of the Fair Market Value of the Company is made as provided above, the Fair Market Value of a Unit will be determined by making a calculation reflecting the cash distributions which would be made to the Unitholders in accordance with this Agreement in respect of such Unit if the Company were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Agreement incident to the liquidation of the Company after payment to all of the Company’s creditors from such cash receipts other than payments to creditors who hold evidence of indebtedness for borrowed money, the payment of which is already reflected in the calculation of the Fair Market Value of the Company and assuming that all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders of such convertible securities) and all options to acquire Units (whether or not currently exercisable) that have an exercise price below the Fair Market Value of such Units were exercised and the exercise price therefor paid.

ARTICLE 20
GENERAL PROVISIONS
Section 20.1    Power of Attorney.
(a)    Each Unitholder hereby constitutes and appoints the CONX Investor, each CONX Director and the liquidators, with full power of substitution, as such Person’s true and lawful agent and attorney-in-fact in relation to matters pursuant to this Agreement, with full power and authority in such Person’s name, place and stead, to execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices: (i) all instruments which the Board reasonably determines appropriate or necessary to effectuate the provisions of Section 2.10, Article 13 or Article 15 in each case in accordance with the terms thereof; (ii) all conveyances and other instruments or documents which the Board reasonably determines appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (iii) all instruments relating to the admission, withdrawal, or substitution of any Unitholder pursuant to Articles 11 and 17.
(b)    The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency, or termination of any Unitholder and the Transfer of all or any portion of his or its Membership Interest and shall extend to such Unitholder’s heirs, successors, assigns, and personal representatives.
Section 20.2    Amendment and Waiver. Except as otherwise provided herein (including in Section 3.4(b), Section 5.3(h), Section 6.5, Section 10.1(b) and Article 15), no modification or amendment of any provision of this Agreement, including by operation of Law, merger or otherwise, shall be effective against the Company or the Unitholders unless such modification or amendment is approved in writing by the Company and the holders of the Required Interest; provided that, no such amendment or modification (including by operation of Law, merger or otherwise, and including pursuant to Article 15) that would materially and adversely affect the rights, preferences or privileges of any class or group of Units in a manner disproportionate to the effect of such amendment or modification on the rights, preferences or privileges of similarly situated Unitholders of the same class or group (without regard to any effect resulting from the individual circumstances of any holder of such class or group of Units) shall be effective against any holder whose rights, preferences or privileges are so affected thereby without the prior written consent of such holders so affected; provided, however, that, notwithstanding the immediately preceding proviso, any issuances of Additional Securities in accordance with Section 3.4 or in accordance with Section 3.5, adjustments to Schedule A in accordance with the terms of this Agreement, the admittance of any Additional Unitholder or Substituted Unitholder (including any amendments in respect thereof in accordance with Section 10.1(b)) shall not require the prior written consent of such Unitholder or Person. No party shall be deemed to have waived any provision of this Agreement unless such waiver is expressly set forth in writing. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 20.3    Title to Company Assets. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.
Section 20.4    Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all of the rights which such Person has under any law, and the exercise by a Unitholder or the Company of any one remedy shall not preclude the exercise of any other remedy. Each Unitholder acknowledges that a breach or a threatened breach by such Unitholder of any of its obligations under this Agreement would give rise to irreparable harm to the other Unitholders or the Company, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Unitholder of any such obligations, each of the other Unitholders and the Company shall be entitled to seek to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.
Section 20.5    Successors and Assigns; Third-Party Beneficiaries. Except as provided in Article 10 with respect to any Transfer in accordance with this Agreement, no party hereto may assign or otherwise Transfer this Agreement or any of its rights, interests or obligations hereunder, in whole or in part, by operation of Law, merger or otherwise. A purported assignment of this Agreement or any of the rights, interests or obligations hereunder not in compliance with the provisions of this Agreement shall be null and void ab initio. This Agreement is made solely and specifically among and for the benefit of the Company, the Unitholders and their respective successors and assigns, and no other Person, unless express provision is made herein to the contrary (including Article 10), shall have any rights, interests or claims hereunder; provided that, each Director, each Officer and each other Person entitled to indemnification, advancement or payment of expenses or exculpation pursuant to Article 7 is an intended third-party beneficiary of Article 7 and may enforce its provisions directly against the Company in such Person’s own name. Subject to the foregoing, all covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.
Section 20.6    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and the relevant provision and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.
Section 20.7    Notice to Unitholder of Provisions. By being a party to this Agreement, each Unitholder acknowledges that it has actual notice of all of the provisions hereof (including the restrictions on the Transfer set forth herein), and all of the provisions of the Certificate of Formation.

Section 20.8    Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
Section 20.9    Dispute Resolution.
(a)    Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising under or relating to this Agreement, or the alleged breach, termination or validity hereof, or in any way relating to the subject matter of this Agreement or the relationship between the Unitholders created by this Agreement (hereafter, a “Dispute”) shall be settled by arbitration administered by JAMS, Inc. (“JAMS”) in accordance with its Arbitration Rules (the “Rules”) then in force to the extent such Rules are not inconsistent with the provisions of this Agreement.
(b)    Disputes shall be resolved by a panel of three independent and impartial arbitrators (the “Arbitrators”), one of whom shall be appointed by the CONX Investor, one of whom shall be appointed by the Innovate Investor (or, if the Innovate Investor is not party to such Dispute, the Company) and the third of whom shall be selected by mutual agreement of the co-arbitrators, and whom shall serve as chairperson, with the input of the parties, if possible, within 30 days of the selection of the second arbitrator and thereafter by JAMS. The language of the arbitration shall be English, but documents or testimony may be submitted in another language if a translation is provided. The Arbitrators, acting by majority vote, shall resolve all Disputes and shall have the authority to award any remedy or relief available under applicable Law, including specific performance and injunctive relief, and the award rendered by the Arbitrators shall be final and binding on the Parties. Judgment on the award may be entered in any court having jurisdiction thereof.
(c)    The Unitholders shall keep any such arbitration confidential and shall not disclose to any person, other than those necessary to the proceedings, the existence of the arbitration, any information, testimony or documents submitted during the arbitration or received from any other party, a witness or the Arbitrator(s) in connection with the arbitration, and any award, unless and to the extent such disclosure is required by Law or is necessary for permitted court proceedings, such as proceedings to recognize or enforce an award.
(d)    The place of arbitration shall be the Borough of Manhattan of The City of New York. Actions or proceedings in connection with an arbitration shall be brought in any federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court declines jurisdiction over such action or proceeding, such action or proceeding shall be brought in any New York state court sitting in the Borough of Manhattan of The City of New York (the “Chosen Courts”). Each Unitholder (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts in connection with any such action or proceeding, (ii) waives any objection to the laying of venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 20.12 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(e)    The arbitration shall be conducted in accordance with the Rules and in a manner that effectuates the Unitholders’ intent that Disputes be resolved expeditiously and with minimal expense. The Arbitrators shall judge the merits of the Dispute according to the Laws of the State of Delaware, or, upon the occurrence of the Redomiciliation, the Laws of the State of Nevada or the Laws of the State of Colorado, as applicable, and shall endeavor to commence the arbitration hearing within 180 days of constitution of the arbitral tribunal.
(f)    Notwithstanding anything to the contrary in this Section 20.9, the CONX Investor and the Innovate Investor may seek the remedies set forth in Section 20.4 from the Chosen Courts to the extent necessary to prevent irreparable harm pending the resolution of any Dispute by arbitration pursuant to this Section 20.9, and no such application thereof shall constitute a waiver of the Parties’ agreement to arbitrate pursuant to this Section 20.9.
Section 20.10    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Unless the context of this Agreement otherwise requires, the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, and the terms Article and Section refer to the specified Article or Section of this Agreement. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Wherever required by the context, references to a Fiscal Year shall refer to an applicable portion thereof. The use of the words “or,” “either,” and “any” shall not be exclusive. Wherever there is a reference to a Person’s officers, directors, employees, Affiliates, representatives, relatives or other relations, unless the relevant time of determination of such Persons is expressly stated or the context requires otherwise, such reference shall mean such applicable Persons as of any relevant time of determination (which, for illustrative purposes, in the case of a (a) representation or warranty made as of a specific date, shall mean only as of such date, and (b) covenant or agreement given or made on a continuous basis for a durational period, shall mean as of any relevant time of determination within such period). Unless the context requires otherwise, any reference to the laws or regulations shall include the amendments, modifications, or replacements thereof. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s principal executive office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday. Currency amounts referenced in this Agreement are in U.S. Dollars. Upon any Redomiciliation all references to the Delaware Act shall be to the Colorado Revised Statutes or the Nevada Revised Statutes, as applicable, and all references to Delaware Law shall be to Colorado Law or Nevada Law as applicable, in each case, unless the context requires otherwise.

Section 20.11    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, that in the event the Redomiciliation occurs, this Agreement shall thereafter be governed by, and construed in accordance with, the laws of the State of Nevada or the State of Colorado, as applicable, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada, the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada or the State of Colorado, as applicable.
Section 20.12    Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) when sent via email to the recipient (provided that, the sender of such email does not receive a “bounce back” or similar message indicating delivery failure) if emailed before 5:00 p.m. local time of the recipient on a Business Day, or otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the Company shall be deemed given if received by the Board at the principal office of the Company designated pursuant to Section 2.7.
Section 20.13    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Distributions, capital or property.
Section 20.14    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. Notwithstanding the other provisions of this Agreement, the Unitholders shall not be entitled to, and hereby waive, to the fullest extent permitted by applicable Law, any dissenter’s rights or appraisal rights under Section 18-210 of the Delaware Act (or from and after a Redomiciliation, any analogous provisions under Colorado Law or Nevada Law) and applicable Law and, to the fullest extent permitted by applicable Law, the Unitholders shall not be entitled to, and hereby waive, access under Section 18-305 of the Delaware Act or, from and after a Redomiciliation, any analogous provisions under Colorado Law or Nevada Law, and no Unitholder shall have any rights thereunder.
Section 20.15    Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or reasonably requested to achieve the purposes of this Agreement.

Section 20.16    Offset. Unless otherwise prohibited by any other agreement, whenever the Company is to pay any sum to any Unitholder or any Affiliate or related person thereof, any amounts that such Unitholder or such Affiliate or related person then owes to the Company and which is due and payable may, in the discretion of the Board, be deducted from that sum before payment.
Section 20.17    Entire Agreement. This Agreement, those documents expressly referred to herein, the Credit Agreement and the other Equity Agreements embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
Section 20.18    Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
Section 20.19    Survival. Sections 2.10(e), 5.5, 6.1, 6.7, 6.9, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8, 7.9 and this Article 20 shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement or the dissolution of the Company.
Section 20.20    Mutual Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 20.20.
Section 20.21    Acknowledgements. Upon execution and delivery of a counterpart or joinder to this Agreement, each Unitholder (other than the CONX Investor) shall be deemed to acknowledge the following: (a)(i) CONX has not acted as an agent of such Unitholder in connection with making its investment hereunder, and CONX shall not be acting as an agent of such Unitholder in connection with monitoring its investment hereunder, (ii) CONX has retained Sullivan & Cromwell LLP in connection with the transactions contemplated hereby, and CONX expects to retain

Sullivan & Cromwell LLP as legal counsel in connection with the management and operation of the investment in the Company and its Subsidiaries, (iii) Sullivan & Cromwell LLP is not counsel to any other Unitholder and is not representing and will not represent any other Unitholder in connection with the transactions contemplated hereby or any dispute which may arise between CONX, on the one hand, and any other Unitholder, on the other hand, (iv) such Unitholder will, if it desires legal advice with respect to any of the transactions contemplated hereby, retain its own independent counsel, and (v) Sullivan & Cromwell LLP may represent CONX in connection with any and all matters contemplated hereby (including any dispute between CONX, on the one hand, and any other Unitholder, on the other hand) and such Unitholder waives any conflict of interest in connection with such representation by Sullivan & Cromwell LLP, and (b)(i) the Innovate Group has retained Cleary Gottlieb Steen & Hamilton LLP in connection with the transactions contemplated hereby, (ii) Cleary Gottlieb Steen & Hamilton LLP is not counsel to any other Unitholder and is not representing and will not represent any other Unitholder in connection with the transactions contemplated hereby or any dispute which may arise between the Innovate Group, on the one hand, and any other Unitholder, on the other hand, (iii) such Unitholder will, if it desires legal advice with respect to any of the transactions contemplated hereby, retain its own independent counsel, and (iv) Cleary Gottlieb Steen & Hamilton LLP may represent the Innovate Group in connection with any and all matters contemplated hereby (including any dispute between the Innovate Group, on the one hand, and any other Unitholder, on the other hand) and such Unitholder waives any conflict of interest in connection with such representation by Cleary Gottlieb Steen & Hamilton LLP.
Section 20.22    Company Seal. The Company shall not have a Company seal, and no agreement, instrument or other document executed on behalf of the Company that would otherwise be valid and binding on the Company shall be invalid or not binding on the Company solely because no Company seal is affixed thereto.
Section 20.23    Spouses. Unless otherwise determined by the Board, each Unitholder who is a natural person and is married shall deliver a duly executed Consent by spouse, in substantially the form prescribed in Exhibit A to this Agreement and otherwise in form and substance reasonably acceptable to the Company and the Board (“Spousal Consent”), at the time of execution of this Agreement or upon becoming a Unitholder hereunder or by any spouse married by him or her while such natural person is a Unitholder.
Section 20.24    Legends. In addition to any other legend required by applicable Law, each certificate, instrument, or book entry representing Unitholder Security shall be notated with a legend substantially in the following form:
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN AN AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (WHICH MAY BE FURTHER AMENDED FROM TIME TO TIME) AMONG THE COMPANY AND ITS UNITHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) AN EXEMPTION FROM REGISTRATION THEREUNDER.

[Signature pages follow]

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.
HC2 BROADCASTING HOLDINGS LLC

By:     /s/ Kyle Jason Kiser
Name:    Kyle Jason Kiser
Title:    Manager

[Signature Page to LLC Agreement]

CONX BROADCAST GROUP, LLC
By:     /s/ Kyle Jason Kiser
Name:    Kyle Jason Kiser
Title:    Authorized Person

[Signature Page to LLC Agreement]

HC2 BROADCASTING HOLDCO, LLC
By:     /s/ Michael J. Sena
Name:    Michael J. Sena
Title:    Chief Executive Officer && Chief
    Financial Officer

[Signature Page to LLC Agreement]

SCHEDULE A

UNITHOLDERS

Member	Common Units
CONX Broadcast Group, LLC	75000
HC2 Broadcasting Holdco, LLC	25000

EXHIBIT A
CONSENT BY SPOUSE
This Spousal Consent (this “Consent”) is executed pursuant to the terms of the Limited Liability Company Agreement of HC2 Broadcasting Holdings LLC, a Delaware limited liability company (or, upon the occurrence of the Redomiciliation, a Nevada limited liability company or a Colorado limited liability company, as applicable) (the “Company”), dated as of September 2, 2026, a copy of which is attached hereto (the “Agreement”). By the execution of this Consent, the undersigned agree(s) as follows:
(1)    Acknowledgement; Representations and Warranties. I acknowledge that I am acquiring (or being deemed to acquire) certain Units or Unitholder Securities of the Company subject to the terms and conditions of the Agreement. Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein. I am aware that the legal, financial and other matters contained in the Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I hereby waive such right. By executing this Consent, I hereby represent and warrant that, in so executing, that this Consent shall be valid and effective upon the signing hereof and that I have not relied on any inducements, promises, or representations made by any other party (except as expressly set forth in the Agreement and this Consent) on any advice of the attorneys, accountants or other advisors of such other parties. I hereby represent and warrant that my execution of this Consent is free and voluntary.
(2)    Agreement. I hereby approve of the provisions of the Agreement and agree that (a) all of the Units or Unitholder Interests owned by my spouse, directly or indirectly (and my community property interest in it, if any), is subject to the provisions of the Agreement, and (b) I will take no action at any time to hinder operation of the Agreement with respect to any interest I may have in it. I further agree to promptly execute upon request from time to time any other and further documents necessary to effectuate the terms of the Agreement and this Consent. I hereby irrevocably appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement. This Consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the Laws of the State of Delaware, or upon the occurrence of the Redomiciliation, the Laws of the State of Nevada or the Laws of the State of Colorado, as applicable, without regard to otherwise governing principles of choice of law or conflicts of law.
This Consent is executed for the benefit of the Company and each of its Unitholders and may be relied upon and enforced by any of the foregoing.

Dated: __________________________

NAME:__________________________